UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Sykes Enterprises, Incorporated

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SYKES ENTERPRISES, INCORPORATED

April 19, 2019

Dear Shareholder:

I am pleased to invite you to attend the Sykes Enterprises, Incorporated 2019 Annual Meeting of Shareholders. The meeting will be held at the Rivergate Tower, 400 N. Ashley Drive, Suite 320, 3rd Floor, Conference Room A, Tampa, FL 33602, on Monday, May 20, 2019, at 8:00 a.m., Eastern Daylight Saving Time. In the following pages, you will find the Notice of Annual Meeting of Shareholders as well as a proxy statement which describes the items of business to be conducted at the meeting.

Your vote is important, so to assure your representation at the Annual Meeting, please vote on the matters described in this proxy statement by completing the enclosed proxy card and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. If your shares are held in street name by a nominee, you may not vote those shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from that nominee authorizing you to vote the shares, and you present that power of attorney or proxy at the Annual Meeting.

Sincerely,

James T. Holder
Corporate Secretary

Important notice regarding the availability of proxy materials for the Shareholders Meeting to be held on May 20, 2019

This proxy statement and our 2018 Annual Report to Shareholders are available at:

https://materials.proxyvote.com/871237

SYKES ENTERPRISES, INCORPORATED

400 N. Ashley Drive, Suite 2800

Tampa, FL 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	8:00 a.m. Eastern Daylight Saving Time on May 20, 2019

Place:	Rivergate Tower 400 N. Ashley Drive, Suite 320, 3rd Floor, Conference Room A, Tampa, FL 33602
Items of Business:	1. To elect three directors to hold office until the 2022 Annual Meeting of Shareholders;
2. To hold a shareholder advisory vote on executive compensation;

3. To approve the 2019 Equity Incentive Plan;

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

5. To transact any other business as may properly come before the Annual Meeting.

Only shareholders of record as of the close of business on March 18, 2019 will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

Tampa, Florida

April 19, 2019

By Order of the Board of Directors,

James T. Holder
Corporate Secretary

GENERAL INFORMATION

SYKES ENTERPRISES, INCORPORATED

400 N. Ashley Drive, Suite 2800

Tampa, FL 33602

PROXY STATEMENT

2019 ANNUAL MEETING OF SHAREHOLDERS

Monday, May 20, 2019

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Rivergate Tower, 400 N. Ashley Drive, Suite 320, 3rd Floor, Conference Room A, Tampa, FL 33602, on Monday, May 20, 2019, at 8:00 a.m., Eastern

Daylight Saving Time, and any adjournment or postponement of the Annual Meeting. This proxy statement and the annual report to shareholders of the Company for the year ended December 31, 2018 are first being mailed on or about April 19, 2019 to shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled To Vote

The record date for the Annual Meeting is March 18, 2019. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 42,468,851 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). At the Annual Meeting, if a quorum exists, directors will be elected by a majority vote, as more fully described under Proposal 1 – Election of Directors below. Approval of the other proposals will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Broker non-votes will not be counted as votes cast in determining whether a Proposal has been approved.

Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries that hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Board of Directors (the “Board”) is comprised of nine individuals and is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), with three directors in each class. Each class generally serves a three-year term expiring at the third annual meeting of shareholders after its election.

The term of the three current CLASS II directors will expire at the Annual Meeting. Paul L. Whiting will not stand for re-election. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Carlos E. Evans and W. Mark Watson, the two other current CLASS II directors, along with Mark C. Bozek, to stand for election as CLASS II directors, whose terms will all expire at the 2022 Annual Meeting of Shareholders.

Provided that a quorum is present at the Annual Meeting, each nominee shall be elected by the affirmative vote of a majority of the votes cast with respect to that nominee’s election. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include (i) votes for the election of such director and (ii) votes against the election of such director, and shall exclude abstentions with respect to that director’s election and broker non-votes.

Incumbent directors Evans and Watson have provided to the Company contingent letters of resignation from the Board which shall become effective only if such director fails to receive a sufficient number of votes for re-election at the Annual Meeting and the Board determines to accept the resignation. The Board will consider and act upon the contingent letter of resignation of a director who fails to receive the affirmative vote of a majority of the votes cast on his election within ninety (90) days after the date on which the election results were certified and will promptly make public disclosure of the results of its decision. The Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who has tendered his resignation shall not participate in the decision of the Board with respect to his resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until his successor is duly elected, or his earlier resignation or removal.

In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named herein will be unavailable or, if elected, will decline to serve.

THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS IN THE CLASS SPECIFIED AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE NOMINEES. EXECUTED PROXIES IN THE ACCOMPANYING FORM THAT ARE NOT OTHERWISE MARKED WILL BE VOTED AT THE ANNUAL MEETING “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

Directors Standing for Election at the 2019 Annual Meeting

CLASS II — TERM EXPIRES AT THE 2019 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Carlos E. Evans(1)(4)	67	Director & Chairman of the Finance Committee	2016
W. Mark Watson(3)(4)	68	Director	2018

Nominees Standing for Election at the 2019 Annual Meeting

Name	Age	Position(s) with the Company	Director Since
Mark C. Bozek	59	Nominee	N/A

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PROPOSAL 1: ELECTION OF DIRECTORS

Directors Whose Term of Office Continues

CLASS I — TERM EXPIRES AT THE 2020 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
James S. MacLeod	71	Director & Non-Executive Chairman	2005
William D. Muir, Jr.(1)(4)	50	Director & Chairman of the Compensation Committee	2014
Lorraine L. Lutton(1)(2)(3)	53	Director	2014

CLASS III — TERM EXPIRES AT THE 2021 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Charles E. Sykes	56	Director, President & Chief Executive Officer	2004
William J. Meurer(2)(3)	75	Director & Chairman of the Audit Committee	2000
Vanessa C.L. Chang(2)(3)	66	Director & Chairman of Nominating and Corporate Governance Committee	2016

(1)	Member of the Compensation Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Audit Committee
(4)	Member of the Finance Committee

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Biographical information for each of the director nominees is set forth below, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the director nominees should serve as a director.

Our Board includes individuals with strong backgrounds in executive leadership and management, accounting and finance, and Company and industry knowledge, and we believe that, as a group, they work effectively together in overseeing our business. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term best interests of our shareholders. While we do not have a formal diversity policy, we believe that our directors’ diversity of backgrounds and experiences, which include public accounting, aerospace, manufacturing, banking, technology, healthcare, telecommunications, finance and retail, results in different ideas and varying viewpoints that contribute to effective oversight of our business.

Board of Directors – Summary Information

		Director Since	Industry Experience			Committees Membership				Other Public Co. Boards	Mandatory Retirement Date
Name	Age			Diversity	Independent	AC	CC	FC	NGC
Vanessa C.L. Chang	66	2016	Accounting/ Real Estate	Asian/ Female	✓	M			C	3	2030
Carlos E. Evans	67	2016	Banking	Hispanic/ Male	✓		M	C		1	2028
Lorraine L. Lutton	53	2014	Health Care	White/ Female	✓	M	M*		M	0	2032
James S. MacLeod	71	2005	Financial Services/ Education	White/ Male	✓					2	2026
William J. Meurer	75	2000	Accounting	White/ Male	✓	C*			M	0	2021
William D. Muir, Jr.	50	2014	Manufacturing/ Engineering	Hispanic/ Male	✓		C	M		1	2035
Charles E. Sykes	56	2004	Business Process Outsourcing	White/ Male						0	2027
W. Mark Watson	68	2018	Accounting	White/ Male	✓	M		M		2	2028

AC = Audit Committee

CC = Compensation Committee

FC = Finance Committee

NGC = Nominating and Corporate Governance Committee

M = Member

C = Chair

C* = Chair and Designated Financial Expert

M* = Member Appointed in August 2018 upon the death of Lt. Gen. Michael P. DeLong.

Board Characteristics and Diversity

89% of SYKES Directors are Independent	33% of SYKES Directors are from Diverse Racial/Ethnic Backgrounds	25% of SYKES Directors are Female

65 Years Average Age of SYKES Directors	9 Years Average Tenure of SYKES Directors

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Evans

Director Since May 2016

Carlos E. Evans was elected to the Board of Directors at the annual meeting in May 2016 and is Chair of the Finance Committee and is a member of the Compensation Committee. Mr. Evans retired from Wells Fargo Bank in May 2014, where he served as executive vice president and group head of the eastern division of Wells Fargo commercial banking. Mr. Evans was also responsible for the bank’s government and institutional banking group and he served on Wells Fargo’s management committee. Mr. Evans joined First Union National Bank in 2000 as the wholesale banking executive for the commercial segment prior to its merger with Wachovia Corporation in 2001. From 2006 until Wachovia’s merger with Wells Fargo in 2009, Mr. Evans was the wholesale banking executive and an executive vice president for the Wachovia general banking group, overseeing the commercial, business and community banking segments, the dealer financial services business and the government, tax exempt and not-for-profit healthcare groups. Before joining First Union, Mr. Evans served in a variety of roles at Bank of America and its predecessors including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans received his B.A. in economics from Newberry College. He is also a graduate of the Commercial Lending School in Oklahoma and the Colgate Darden Commercial Lending School at the University of Virginia. Mr. Evans is chairman emeritus of the board of the Spoleto Festival USA and former chairman of the board of the Medical University of South Carolina Foundation. He is also on the boards of Queens University of Charlotte, three private companies, National Coatings and Supplies Inc., American Welding & Gas Inc. and Johnson Management, and one other public company, Highwoods Properties, Inc. (NYSE: HIW).

Qualifications:

•   Mr. Evans brings to the Board a vast array of experiences in commercial banking, including financial aspects of governmental, tax exempt and not-for-profit healthcare groups. Mr. Evans’ decades of experience in various management roles provides a significant level of business acumen and judgment.

Mr. Watson

Director Since May 2018

W. Mark Watson was elected to the Board of Directors at the annual meeting in May 2018 and is a member of the Audit and Finance committees. Mr. Watson, a Certified Public Accountant, currently is the president of WM Watson, LLC, a consulting services organization. From 1973 to 2013, Mr. Watson held various positions at Deloitte Touche Tohmatsu (“Deloitte”) including Marketplace Leader, Lead Client Service Partner and Lead Audit Partner. Having spent his entire professional career at Deloitte, he worked with many mid-market to Fortune Global 500 companies, developing strengths in operations and strategic thinking implementation. Mr. Watson serves on the Board of Directors of, and as the Chairman of the Audit Committee for, BioDelivery Sciences International, Inc., Momentum Health Holdings, LLC and HedgePath Pharmaceuticals, Inc. Mr. Watson has a Bachelor of Science degree in accounting from Marquette University. He currently serves on the Board of Trustees for the Moffitt Medical Group and the audit and finance committees for Moffitt Cancer Center and has served on various other civic and charitable boards in the past.

Qualifications:

•   As a result of his 40 years of experience with Deloitte, as well as his other professional and civic engagements, Mr. Watson brings to the Board valuable financial analytical skills, a deep understanding of accounting and management issues, strategic thinking and sound judgment.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Bozek

Nominee for Director

Mark C. Bozek has been nominated for election as a director at the Annual Meeting. Mr. Bozek is the Founder and CEO of Live Rocket, LLC, a New York based branding, licensing, marketing and entertainment company collaborating with domestic and international retailers on brand development and licensing opportunities as well as strategic partnerships and acquisitions, programming content and overall growth strategies on multiple platforms. Prior to the founding of Live Rocket in 2017, Mr. Bozek served as Chief Executive Officer of Evine Live, Inc. a digital TV commerce company from June 2014 to March 2016. Mr. Bozek served as President of Galgos Entertainment, a privately held film production company that he founded, from January 2003 to February 2017. From March 1997 until February 2003, Mr. Bozek served as the Chief Executive Officer of HSN (f/k/a Home Shopping Network). From April 1993 until February 1996, Mr. Bozek served as the Vice President of Broadcasting for QVC. Mr. Bozek previously served as a director of the Company from August 2003 until March 2013.

Qualifications:

•   Mr. Bozek’s experience as a public company CEO in call center enabled businesses, as well as commerce and content, equips him to provide industry insight to the Board and management on strategic and business planning and operations as well as employee relations, development and management succession.

Mr. MacLeod

Director Since May 2005

James S. MacLeod was elected to the Board of Directors in May 2005, and was elected as Non-Executive Chairman in May 2016. Mr. MacLeod has served in various positions at CoastalStates Bank in Hilton Head Island, South Carolina since February 2004 and is currently its Non-Executive Chairman. Mr. MacLeod serves on the Board of Directors of CoastalStates Bank and has served as Non-Executive Chairman of the Board of CoastalSouth Bancshares, its holding company, since 2018. From June 1982 to February 2004, he held various positions at Mortgage Guaranty Insurance Corp in Milwaukee, Wisconsin, the last 7 years serving as its Executive Vice President. Mr. MacLeod has a Bachelor of Science degree in Economics from the University of Tampa, a Master of Science in Real Estate and Urban Affairs from Georgia State University and a Masters degree in City Planning from the Georgia Institute of Technology. Mr. MacLeod is also a Trustee of the Allianz Global Investors Funds and serves as Chairman of their Performance Committee, he serves as a Trustee and Board Vice Chairman of the University of Tampa, and serves as a Director of the Medical University of South Carolina (MUSC) Foundation and as a member of the Executive Committee and Chair of the Finance Committee.

Qualifications:

•   As a result of his extensive financial services background, Mr. MacLeod brings to the Board valuable financial analytical skills and experience, a deep understanding of cash transaction and management issues, as well as business acumen and judgment.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Muir

Director Since May 2014

William D. Muir, Jr. was elected to the Board of Directors in 2014 and is Chairman of the Compensation Committee and a member of the Finance Committee. Since October 2018, Mr. Muir has served as Chief Executive Officer of Electronics for Imaging, Inc. (NASDAQ: EFII), a Silicon Valley global technology company leading the worldwide transformation from analog to digital imaging. Mr. Muir served as the Chief Operating Officer of Jabil Circuit, Inc. (NYSE: JBL), from 2013 through 2017. From 2009 to 2013, Mr. Muir served as Jabil’s Executive Vice President and Chief Executive Officer, Global Manufacturing Services, responsible for $14B of annual revenue with commercial leadership across diversified markets, including Healthcare & Life Sciences, Enterprise & Infrastructure, High Velocity and Industrial & Clean-tech. Additionally, Mr. Muir led the global, integrated capabilities in Operations, Supply Chain and Design which underpin these diversified businesses. Previously, Mr. Muir served as Regional President for Asia, responsible for Jabil’s Operations and Business Development efforts across China, India, Vietnam, Malaysia, Singapore and Japan. In this capacity, he resided in Shanghai from 2004 through 2007 and subsequently in Singapore until 2009. Prior to his leadership role in Asia, Mr. Muir led Global Business Development efforts for Jabil across large-scale customer relationships and has also held roles leading Operations across the Americas.

Qualifications:

•   Mr. Muir brings to our Board a diverse background spanning engineering, manufacturing, supply chain, business development, and operations. He has been a leader in information technology, supply chain, security, quality, engineering innovation, and global, strategic accounts. Mr. Muir’s decade long global and domestic profit and loss responsibility also brings valuable business financial acumen to the Board.

Ms. Lutton

Director Since May 2014

Lorraine L. Lutton was elected to the Board of Directors in 2014 and is a member of the Audit, Nominating and Corporate Governance and Compensation Committees. Since 2016, Ms. Lutton has served as the President and Chief Executive Officer of Roper St. Francis Health Care, an integrated health system with 3 acute care hospitals in Charleston, South Carolina. Prior to joining Roper St. Francis, Ms. Lutton had been employed by the BayCare Health System since 1992 in various capacities, serving most recently as the President of St. Joseph’s Hospital, a 529 bed tertiary acute care facility in Tampa Florida. Ms. Lutton received her bachelor’s degree in public health, health policy and administration from the University of North Carolina at Chapel Hill, and her master’s degree in business administration from the Anderson Graduate School of Management at UCLA. Ms. Lutton is a Fellow of the American College of Healthcare Executives.

Qualifications: • Ms. Lutton brings to our Board substantial business experience in the healthcare arena, as well as communication, planning, organizational and management skills.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Mr. Sykes

Director Since August 2004

Charles E. Sykes was elected to the Board of Directors in August 2004 to fill the vacancy created by the retirement of the Company’s founder and former Chairman, John H. Sykes. Mr. Charles Sykes joined the Company in September 1986 and has served in numerous capacities throughout his years with the Company. Mr. Sykes was appointed as Vice President of Sales, North America in 1999 and between the years of 2000 to 2003 served as Group Executive, Senior Vice President of Marketing and Global Alliances, and Senior Vice President of Global Operations. Mr. Sykes was appointed President and Chief Operating Officer in July 2003 and was named President and Chief Executive Officer in August 2004. Mr. Sykes received his Bachelor of Science degree in mechanical engineering from North Carolina State University in 1985. He currently serves on the boards of the Greater Tampa Chamber of Commerce, the Tampa Bay Partnership, the Tampa Bay Metro Board of the American Heart Association, Feeding America of Tampa Bay, Inc., the Straz Center for the Performing Arts in Tampa, Florida, and the Board of Visitors for North Carolina State University, and is a member of the Florida Council of 100.

Qualifications:

•   As the Chief Executive Officer of the Company, Mr. Sykes provides the Board with information gained from hands-on management of Company operations, identifying near-term and long-term goals, challenges and opportunities. As the son of the Company’s founder and having worked for the Company for his full career, he brings a continuity of mission and values on which the Company was established.

Mr. Meurer

Director Since October 2000

William J. Meurer was elected to the Board of Directors in October 2000 and is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for Lifelink Foundation, Inc. and served as a member of the Board of Directors of the Eagle Family of Funds until November 2018. Mr. Meurer is a Certified Public Accountant.

Qualifications:

•   As former managing partner of an international public accounting firm, Mr. Meurer brings to our Board relevant experience with financial accounting, audit and reporting issues, SEC filings and complex corporate transactions.

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DIRECTOR QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

Ms. Chang

Director Since March 2016

Vanessa C.L. Chang was elected to the Board of Directors in 2016 and is Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Ms. Chang previously served as a director of EL & EL Investments (Vancouver B.C. Canada), a private real estate investment business, from 1999 until 2018. She served as chief executive officer and president of ResolveItNow.com (Los Angeles, CA), an online dispute resolution service from 2000 to 2002, was senior vice president of Secured Capital Corporation (Los Angeles, CA), a real estate investment bank in 1998, and from 1986 until 1997 she was a partner in the accounting firm KPMG Peat Marwick LLP (Los Angeles, CA). Ms. Chang serves as a director of Edison International and its wholly-owned subsidiary, Southern California Edison Company (a regulated electric utility Los Angeles, CA), a director of Transocean Ltd. (an offshore contract driller, Zug Switzerland), and a director or trustee of seventeen funds advised by the Capital Group’s subsidiaries in the American Funds and Capital Group Private Client Services (Los Angeles, CA). She is a graduate of the University of British Columbia and a Certified Public Accountant (inactive).

Qualifications:

•   Ms. Chang brings to the Board experience in accounting and financial reporting and governance matters. She also brings experience as a director of public, private, and non-profit organizations, as well as knowledge of securities regulation and corporate governance.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, Code of Ethics, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.sykes.com, by clicking on “Company,” then “Investor Relations” and then on the links under the heading “Corporate Governance.”

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the Board members are independent of the Company and its management;

•	all members of the key Board committees – the Audit Committee, the Compensation Committee, the
Nominating and Corporate Governance Committee and the Finance Committee – are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•	the Company has adopted a code of ethics that applies to all directors, officers and employees which is monitored by its Nominating and Corporate Governance Committee;

•	the charters of the Board committees clearly establish their respective roles and responsibilities; and

•	the Company’s Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described under “Communications with our Board” below.

Corporate Responsibility and Sustainability

As a global employer, the Company’s responsibility to our employees, customers and the communities in which we work and live is something we take seriously. The Company is committed to finding ways in which we can reduce our impact on the natural environment and be the best supply chain partner possible. Encouraging all of our employees to act as good stewards of the environment, we actively participate in recycling programs, energy conservation measures and employee environmental awareness programs. We are also committed to finding ways to efficiently use resources to deliver our services.

The phrase “Helping People, One Caring Interaction at a Time” is not only our Purpose Statement, it also helps us understand the environmental, social and governance (“ESG”) issues that create the intersection of significance to our shareholders and our operational long-term success. Our focus is on topics within five areas of priority.

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CORPORATE GOVERNANCE

The Company strives to be the best supply chain partner possible by continuing to report metrics relevant to our business to the CDP supply chain, EcoVadis, and Ecodesk, as well as continuing to remain focused on our key sustainability value drivers. The Company also asks our supply chain partners to participate in our sustainability efforts through the use of our Supplier Code of Conduct.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions. In order to ensure that material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company are in the best interests of the Company, under the Code of Ethics adopted by the Board of Directors for all of our employees and directors, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for the Company to enter into any such transaction or relationship. Pursuant to the Code of Ethics, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, in which such officer, director or any member of his or her immediate family, may have a personal interest without such Board approval. Further, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.

The Company’s Audit Committee reviews all conflict of interest transactions involving executive officers and directors of the Company, pursuant to its charter.

In the course of their review of a related party transaction, the Board and the Audit Committee consider:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the Company;

•	the importance of the transaction to the related person;

•	whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company; and

•	any other matters the Board or Audit Committee deems appropriate.

Any member of the Board or the Audit Committee who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

Related Party Transactions. On January 25, 2008, the Company entered into a real estate lease with Kingstree Office One, LLC, an entity controlled by Mr. John Sykes, the founder, former Chairman and former Chief Executive Officer of the Company, relating to the Company’s call center in Kingstree, South Carolina. On May 21, 2008, the Audit Committee of the Board reviewed this transaction and recommended approval to the full Board, which also approved the transaction. During the year ended December 31, 2018, the Company paid $ 464,007.50 to Kingstree Office One, LLC as rent on the Kingstree facility.

Leadership Structure

In 2005, our Board of Directors separated the positions of Chairman of the Board and Chief Executive Officer, believing that an independent non-employee Chairman could provide a diversity of view and experience in consultation with the Chief Executive Officer. The Board continues to believe that the Company is best served by having this bifurcated leadership structure.

Risk Oversight

The Board has determined that the role of risk oversight will currently remain with the full Board as opposed to having responsibility delegated to a specific committee. Management has created an enterprise risk management committee which is primarily responsible for identifying and assessing enterprise risks, developing risk responses and evaluating residual risks. The chairperson of this committee reports directly to the full Board.

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Director Independence

In accordance with Nasdaq rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq listing standards. Based upon these standards, at its meeting held on March 12, 2019, the Board determined that each of the following non-employee directors and nominees was independent and had no relationship with the Company, except as a director and shareholder of the Company:

(1)	Mark C. Bozek	(5)	James S. MacLeod
(2)	Vanessa C.L. Chang	(6)	William J. Meurer
(3)	Carlos E. Evans	(7)	William D. Muir, Jr.
(4)	Lorraine L. Lutton	(8)	W. Mark Watson

In connection with its decision to nominate Mr. Mark C. Bozek to stand for election at the Annual Meeting, the Board has affirmatively determined that he is independent and has no previous or current relationship with the Company other than having previously served as a Director of the Company.

Nominations for Directors

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating Committee considers all relevant criteria including, age, skill, integrity, experience, education, time availability, stock exchange listing standards, and applicable federal and state laws and regulations. The Nominating Committee has a specific goal of creating and maintaining a board with the heterogeneity, skills, experience and personality that lend to open, honest and vibrant discussion, consideration and analysis of Company issues, and accordingly the Nominating Committee also considers individual qualities and attributes that will help create the desired heterogeneity.

The Nominating Committee may use various sources for identifying and evaluating nominees for directors including referrals from our current directors, management and shareholders, as well as input from third party executive search firms retained at the Company’s expense. If the Nominating Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Nominating Committee and each nominee during the screening and evaluation process. The Nominating Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Nominating Committee to be potential nominees, one or more members of the Nominating Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the full Nominating Committee which will conduct a personal interview with the candidate. During the interview, the Nominating Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board, as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Nominating Committee, as a result of the Nominating Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Nominating Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

Messrs. Evans and Watson, the two Class II directors whose terms expire at the Annual Meeting and that are eligible for re-election, as well as Mr. Bozek, have each been recommended to the Board by the Nominating Committee, and nominated by the Board to stand for election to the Board. Furthermore, Mr. Bozek has been recommended to the Board by the Nominating Committee, and nominated by the Board to stand for election as a new director, to fill the Class II Board seat created by the retirement of Mr. Whiting. Mr. Bozek was recommended to the Committee for consideration by non-management members of our Board of Directors

The Nominating Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Nominating Committee in care of our Corporate Secretary, 400 N. Ashley Drive, Suite 2800, Tampa, FL 33602. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated

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CORPORATE GOVERNANCE

for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders; provided, however, that in the event that less than 70 days’ notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

To be considered by the Nominating Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last ten years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; (4) any legal proceedings involving the nominee during the previous ten years and (5) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Communications with our Board

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sykes Enterprises, Incorporated, 400 N. Ashley Drive, Suite 2800, Tampa, FL 33602. Under the process for such communications established by the Board of Directors, the Chief Legal Officer and Corporate Secretary of the Company reviews all such correspondence and regularly forwards to all members of the Board a summary of the correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Correspondence that, in the opinion of the Chief Legal

Officer and Corporate Secretary, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is summarized and the summary and a copy of the correspondence is forwarded to the Chairman of the Audit Committee. Additionally, at the direction of the Audit Committee, the Company has established a worldwide toll-free hotline administered by an independent third party through which employees may make anonymous submissions regarding questionable accounting or auditing matters. Reports of any anonymous submissions are sent to the Chairman of the Audit Committee as well as the Chief Legal Officer and Corporate Secretary of the Company.

Meetings and Committees of the Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met eight times during 2018, of which four were regularly scheduled meetings and four were unscheduled meetings. All directors attended at least 90% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2018. All of the directors attended the 2018 Annual Meeting of Shareholders on May 22, 2018.

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Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board may also establish special committees as needed to assist the Board with review and consideration of non-routine matters. The standing committees are the Audit Committee, Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at www.sykes.com by first clicking on “Company,” then “Investor Relations” and then on “Documents and Charters” under the heading “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table on page 5 shows the committee membership for 2018.

Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company officer or director has a material interest, are reviewed by the Committee, and the approval of the Committee is required for such transactions. The Board has determined that Mr. Meurer is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Committee is governed by a written charter, which is reviewed on an annual basis.

Additional information about the Audit Committee is included under the heading “Audit Committee Disclosure” later in this proxy statement.

Finance Committee. The principal purpose of the Finance Committee is to assist the Board of Directors in evaluating significant investments and other financial commitments by the Company. The Committee has the authority to review and make recommendations to the Board with respect to debt and equity limits, equity issuances, repurchases of Company stock or debt, policies relating to the use of derivatives, and proposed mergers, acquisitions, divestitures or investments by the Company that require approval by the full Board. The Committee also has authority to approve capital expenditures not previously approved by the Board of Directors. The level of authority applies to capital expenditures in excess of $5 million but less than $10 million. This authority is used, and the Committee convened only, when management recommends a decision prior to the next Board meeting. The Committee is governed by a written charter, which is reviewed on an annual basis.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to: (a) identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries; (b) recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings; (c) recommend to the Board of Directors committee appointments for directors; (d) develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and (e) monitor the Company’s compliance with good corporate governance standards. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee. The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the establishment of the base salary, incentive compensation and any other compensation for the Company’s President and Chief Executive Officer, and to review and approve the President and Chief Executive Officer’s recommendations for the compensation of certain executive officers reporting to him. This Committee also monitors the Company’s management incentive cash and equity-based bonus compensation arrangements and other executive officer benefits, and evaluates and recommends the compensation policy for the directors to the full Board for consideration. The Committee also determines compensation and benefits of the Company’s non-employee directors. This Committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee Interlocks and Insider Participation

None.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Although the Company does not have a formal, written compensation plan for non-employee directors, the Board of Directors, upon the recommendation of the Compensation Committee, has determined to pay non-employee directors a combination of cash and equity compensation on an annual basis (the “Annual Retainer”). The amount of the cash and equity compensation is subject to change each year. The equity compensation payable to non-employee directors is paid under the Company’s 2011 Equity Incentive Plan.

Beginning in 2015, the total value of the Annual Retainer was $155,000, payable $55,000 in cash and the remainder paid in stock, the amount of which was determined by dividing $100,000 by the closing price of the Company’s common stock on the date of the annual shareholders meeting, rounded to the nearest whole number of shares. At the Board’s regularly scheduled meeting on December 6, 2016, upon the recommendation of the Compensation Committee, the Board determined that the amount of the cash compensation payable to non-employee directors beginning on the date of the 2017 annual shareholders’ meeting would be increased by $15,000 per year to a total of $70,000. Accordingly, the annual cash and equity compensation for non-employee directors currently is $70,000 and $100,000 per member, respectively.

Currently, all new non-employee directors joining the Board receive an initial grant of shares of common stock on the date the new director is elected or appointed, the number of which is determined by dividing $60,000 by the closing price of the Company’s common stock on the trading day immediately preceding the date a new director is elected or appointed, rounded to the nearest whole number of shares. The initial grant of shares vests in 12 equal quarterly installments, one-twelfth on the date of grant and an additional one-twelfth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares are forfeited.

In addition to the Annual Retainer award, the non-employee Chairman of the Board receives an additional annual cash award of $100,000, and each non-employee director serving on a committee of the Board receives an additional annual cash award in the following amounts:

Position	Amount
Audit Committee
Chairperson	$20,000
Member	$10,000
Compensation Committee
Chairperson	$15,000
Member	$7,500
Finance Committee
Chairperson	$12,500
Member	$7,500
Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500

The annual grant of shares vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The annual grant of cash, including all amounts paid to a non-employee Chairman of the Board and all amounts paid to non-employee directors serving on committees of the Board, vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unpaid cash and unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares and unpaid cash are forfeited.

The Board may pay additional cash compensation to any non-employee director for services on behalf of the Board over and above those typically expected of directors, including but not limited to service on a special committee of the Board. Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board.

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DIRECTOR COMPENSATION

The following table contains information regarding compensation paid to the non-employee directors during fiscal year ending December 31, 2018, including cash and shares of the Company’s common stock.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Vanessa C.L. Chang	91,250	100,008	—	—	—	11,773	(3)	203,031
Lt. General Michael P. DeLong (Ret.)(4)	43,750	100,008	—	—	—	—		143,758
Carlos E. Evans	88,750	100,008	—	—	—	198		188,956
Lorraine L. Lutton	89,375	100,008	—	—	—	1,188		190,571
James S. MacLeod	172,500	100,008	—	—	—	2,476		274,984
William J. Meurer	97,500	100,008	—	—	—	1,299		198,807
William D. Muir, Jr.	91,875	100,008	—	—	—	—		191,883
W. Mark Watson	65,625	160,012	—	—	—	—		225,637
Paul L. Whiting	90,625	100,008	—	—	—	918		191,551
(1)

Amounts shown include the cash portion of the Annual Retainers and other amounts paid in cash for services on Board committees paid to each non-employee director in 2018. The amount shown for Mr. MacLeod includes $100,000 he receives for his services as independent Chairman of the Board.

(2)

The amounts shown in column (c) represent the Annual Retainer amounts paid in shares of the Company’s stock, and for Mr. Watson, includes the initial retainer amounts paid in shares of the Company’s stock granted upon joining the Board in May 2018. The amounts are valued based on the aggregate grant date fair value of the awards in accordance with FASB ASC Topic 718. See Notes 1 and 24 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 26, 2019, for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718.

(3)	This amount is comprised of business-related travel expenses of $11,431 and seminar fees.
(4)	Lt. Gen. DeLong passed away in July 2018. Upon his death, 2,710 unvested shares with an aggregate grant date fair value of $75,013 were forfeited.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) is intended to assist our shareholders in understanding our compensation philosophy, strategy, program design, policies, and practices, with a focus on our 2018 compensation decisions and results for our Named Executive Officers (NEOs). For 2018, our NEOs were as follows:

Name	Title
Charles E. Sykes	President and Chief Executive Officer (“CEO”)
John Chapman	Chief Financial Officer
Lawrence R. Zingale	Chief Customer Officer and General Manager EMEA (“GM EMEA”)
James T. Holder	Chief Legal Officer and Corporate Secretary
James D. Farnsworth	Executive Vice President – Americas Business Development

Executive Summary

Sykes is a complex global business serving sophisticated and demanding clients. Our business and financial strategies require careful expense management while providing superior customer service and value. This requires experienced executive leadership with sound business judgment, a passion for service excellence, and the ability to understand and implement the Company’s strategic growth plan, including leveraging our proprietary technology and effectively managing our global customer response team.

Our compensation philosophy and strategy has been, and continues to be, focused on the following principles and objectives:

•	Provide market competitive total compensation opportunities;

•	Emphasize variable incentives (short-term and long-term) over fixed compensation (base salary);

•	Establish performance measures and goals that will align pay with performance;

•	Encourage long-term stock ownership to create strong alignment between management and our shareholders;

•	Adopt appropriate governance practices, processes and policies; and

•	Maintain a simple and straight forward program that is easy to understand and communicate.

2018 Compensation Actions

Heading into 2018, the Compensation Committee (the “Committee”) was satisfied with the overall existing design of the executive compensation program and believed that the structure was accomplishing the objectives outlined above. Accordingly, the Committee determined that for 2018, there would be:

•	No changes to the base compensation of the NEOs other than with regard to Mr. Farnsworth;

•	No changes to short-term or long-term incentive opportunities;

•	No changes to the short-term incentive plan design; and

•	No changes to the long-term incentive plan design, which remained a mix of Performance Shares (50%), Stock Appreciation Rights (SARs) (30%), and Restricted Stock (20%); with Performance Shares tied to 3-year Revenue and Plan Adjusted Operating Income goals (subsequently changed to “Adjusted Operating Income” for three-year plans beginning in and after 2018 as discussed below).

2018 Company Performance Results

2018 Company performance highlights on key measures used in our short-term and long-term incentive plans are set forth below:

•	Revenue increased 1.9% year over year, on a constant currency basis[1], which is a component of our long-term incentive plans;

•	Plan Adjusted Operating Income was $103.5 million, which is a component of our long-term incentive plans beginning before 2018;

•	Adjusted Operating Income[1] for the year was $111.3 million (with a target of $123.77 million), which is a component of our short-term incentive plan for 2018 and long-term incentive plans beginning in 2018;

[1]

See the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019, for a reconciliation of the Non-GAAP (generally accepted accounting principles) financial measures to their most directly comparable GAAP financial measures.

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COMPENSATION DISCUSSION AND ANALYSIS

•	North America Customer Service Solutions (“NA CSS”) goals, which was the financial measure for the short-term incentive plan for Mr. Zingale for 2018, were achieved at 85.9% of target;

•	Work at Home (“WAH”) management operating income goals, which were a component of the short-term incentive plan for Mr. Farnsworth for 2018, were achieved at 109.1% of target;

•	New Sales at Risk Revenue (“NSRR”) goals, which were a component of the short-term incentive plan for Mr. Farnsworth for 2018, were achieved at 107.9% of target;

•	3-Year Cumulative Revenue for 2016 – 2018 was $4.672 billion, which was 100.44% of target; and

•	3-Year Cumulative Plan Adjusted Operating Income for 2016 – 2018 was $332.5 million, which was 83.73% of target.

2018 Executive Compensation Results

These financial results yielded the following executive compensation results for 2018:

•	Short-term incentives for 2018 were earned at 74.5% of target for each NEO, except for Mr. Zingale who earned 41.85% of target; and Mr. Farnsworth who earned 107.15% of target;

•	The Performance shares for the 2016 – 2018 period, which were based on cumulative revenue (1/3 of the total), were earned at 34.76% of target; and

•	The Company did not meet the minimum threshold required to earn a payout of the Performance shares based on cumulative Plan Adjusted Operating Income (2/3 of the total) for the 2016 – 2018 period, and accordingly none of these Performance shares were earned by any NEO for that period.

The Committee believes that these pay results are aligned with the Company’s performance results, and are indicative of the intended linkage between pay and performance. Additionally, the SARs and Restricted Stock awards, in conjunction with our executive stock ownership guidelines, create further alignment between executive compensation and long-term shareholder value creation.

2019 Executive Compensation Actions

In considering changes for 2019, the Compensation Committee focused on the following observations:

•	Strong shareholder support for the existing executive compensation structure, as expressed by the 2018 Say on Pay vote results were approximately 96.2% of the votes cast at our 2018 Annual Meeting were voted FOR our program;

•	Strong pay and performance alignment achieved with respect to 2018 and the 3-year period covering 2016 – 2018;

•	Strong executive support of the existing executive compensation structure and plan designs; and

•	Strong alignment with market practices and trends, based on information and analysis provided to the Committee by its independent consultant.

Accordingly, only minor changes were made to the executive compensation program for 2019. Beginning in 2019, all NEOs will be on the same short-term incentive program using the same financial measures (“Adjusted Operating Income”). Additionally beginning in 2019, SARs have been eliminated as a component of service-based long-term equity awards, and have been replaced with service-based restricted stock.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to enhance shareholder value by attracting and retaining the talent and experience best suited to manage, guide and build our business. This requires fair and competitive base salaries and benefits designed to attract qualified executives, as well as carefully designed incentive compensation programs to link the interests of the executives to the long-term interests of our shareholders.

In evaluating and determining the complete compensation packages for the Company’s executive officers generally, and the NEOs specifically, the Committee reviews relevant market data provided by its outside independent compensation consultant, which includes an evaluation of the executive compensation packages paid to similarly situated executives of similarly situated companies in the external market. The market pay data is only one of many factors considered when making executive compensation determinations. The Committee generally seeks to position pay opportunities within a range of 80% to 120% of the 50th percentile pay level of similarly situated executives. When an individual NEO’s pay falls outside of this general guideline, such variation is validated with additional objective measures unique to the NEO and necessarily not considered in the external market. These factors include, but are not limited to: the experience level of the NEO, additional internal responsibilities not generally reflected

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COMPENSATION DISCUSSION AND ANALYSIS

by similar roles in the external market and additional span or financial impact of the specific role relative to similarly situated roles.

A significant percentage of the target total compensation to our NEOs and other executive officers consists of performance-based incentives which align the interests of our executives with those of our shareholders. There is no pre-established policy for the allocation between either cash and non-cash or short-term and long-term performance-based incentive compensation. In 2018 the

Committee continued the basic structure utilized in recent years, which leverages performance-based incentives as a percentage of base salary. A significant percentage of the target total direct compensation of our executive officers is delivered in the form of non-cash, long-term equity incentive awards and performance-based incentive pay. A chart showing the relative percentages between base salary and target short-term and long-term incentive compensation of the NEOs for 2018 is included below in the section of this CD&A entitled “Elements of Compensation.”

Roles and Responsibilities in Determining Executive Compensation

The Role of the Compensation Committee. The Committee has been charged with the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee’s goal is to ensure that the form and amount of compensation and benefits paid to our executive team, specifically including the NEOs, is fair, reasonable and sufficiently competitive to attract and retain high quality executives who can lead the Company to achieve the goals that the Board believes will maximize shareholder value. For executives other than the CEO, executive compensation matters are first considered by the Committee, which then makes recommendations to the Board. As it relates to the compensation of the Company’s CEO, the Committee meets first with the CEO to obtain information regarding performance, objectives and expectations, discusses the matter with the Board and then makes a final compensation determination. The CEO is not present during voting or any deliberations regarding his compensation.

The Role of the Chief Executive Officer. The Committee meets periodically with the CEO to discuss and review executive compensation. The CEO provides the Committee with the appropriate business context for executive compensation decisions as well as specific recommendations for each of the executives, including the NEOs. Additionally, the Chairman of the Committee meets periodically with the CEO to discuss the Committee’s views on the CEO’s compensation and proposals for adjustments to be considered by the Committee.

The Role of Senior Management. The Committee periodically meets with representatives of our Human Resources, Finance, and Legal departments. These individuals provide the Committee with requested data, information, and advice regarding our executive compensation program, specifically with regard to incentive plan designs, performance measures and goals, and disclosure. These representatives are not involved in conversations regarding their own compensation.

The Role of Outside Independent Consultants. In accordance with the Committee’s charter, the Committee has the authority to retain any outside counsel, consultants or other advisors to the extent deemed necessary and appropriate, including the sole authority to approve the terms of engagement and fees related to services provided. Since 2010, the Committee has utilized Pearl Meyer as its independent executive compensation consultant.

During 2018, at the Committee’s request, Pearl Meyer provided the following services:

•	Attended all regularly scheduled Committee meetings. When appropriate, the Committee has discussions with its consultant without management present to ensure candor and impartiality;

•	Provided research, market data, survey information and design expertise to assist the Company in evaluating executive and director compensation programs;

•	Advised the Committee on all principal aspects of executive and director compensation, including the competitiveness of program design and award values; and

•	Provided specific analyses with respect to the compensation of the Company’s executive officers.

Pearl Meyer is directly engaged by, and its activities are dictated by, the Committee. Pearl Meyer and its affiliates provide services only to the Committee and are prohibited from providing services or products of any kind to the Company.

In 2018, the Committee assessed the independence of Pearl Meyer and considered whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in the Nasdaq listing rules. Based on that assessment, the Committee determined that Pearl Meyer was independent and that its work did not raise any conflicts of interest.

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COMPENSATION DISCUSSION AND ANALYSIS

The Role of Peer Group Data. In making its compensation decisions for 2018, the Committee compared the Company’s pay and performance levels against a peer group of eleven publicly traded companies which the Committee believes are comparable to the Company and compete with the Company in the customer contact management industry for executive talent (the “Compensation Peer Group”). Pearl Meyer and the Committee annually review the composition of the Compensation Peer Group to determine whether there are new companies which should be added, or existing companies which should be deleted. For its analysis in 2018, the Committee eliminated two companies that had been included in the 2017 Compensation Peer Group and added one new company to the Compensation Peer Group.

The companies included in the Compensation Peer Group and used as the basis for comparison and analysis by the Committee with respect to 2018 compensation decisions were:

•	Genpact Limited
•	Kforce Inc.
•	Convergys Corporation
•	FTI Consulting, Inc.
•	TeleTech Holdings, Inc.
•	Acxiom Corporation
•	Syntel, Inc.
•	ExlService Holdings, Inc.
•	Maximus, Inc.
•	CSG Systems International Inc.
•	ASGN Incorporated

In addition to proxy-reported data from the above peer group companies, Pearl Meyer gathers survey-reported pay data from various reputable compensation surveys containing relevant pay data for comparable roles in comparable organizations. Neither Pearl Meyer nor the Committee are aware of the specific companies reporting pay data within the various surveys used, but the data is selected based on industry and revenue size comparability to the Company.

As in prior years, the competitive market analysis and data are one of many factors considered by the Committee and the Board in making its final pay determinations. Other important factors include the current and expected performance of the Company, the current and expected performance of the executive and ensuring that our executive compensation program is internally consistent and equitable.

Executive Compensation Analysis

As in prior years, the Committee requested, reviewed, and discussed an independent analysis of the Company’s executive compensation program provided by Pearl Meyer. The analysis included a review of compensation competitiveness, pay and performance alignment, our Long-Term Incentive Plan (“LTIP”) design, and an overall risk assessment of the executive compensation program. The following were the significant findings from this analysis:

•	Base salaries were generally positioned slightly below the 50th percentile;

•	Target total cash compensation (salary plus target short-term incentive opportunity) was slightly below the 50th percentile;

•	Long-term incentive grant values were positioned between the 50th and 75th percentiles and the aggregate equity grant rate (as a percent of shares outstanding) was at the 50th percentile;

•	Total direct compensation (target total cash compensation plus long-term incentive grant value) was positioned slightly below the 50th percentile;

•	Company performance (across a variety of financial and operating metrics) on a 1-year and 3-year basis was generally positioned at the 50th percentile; and
•	The overall program strikes a balance between risks and rewards and is not believed to encourage executives to take undue risks that could materially harm the Company.

The above analysis reflects our executive team in the aggregate. As expected, there is variation by executive (with regard to pay competitiveness) and by performance measure (with regard to relative performance). This analysis was completed in May 2018 and was one of many inputs into the Committee’s decisions with regard to our 2018 executive compensation program.

Results of Our Shareholder Advisory Votes to Approve Compensation of Our NEOs. At our 2018 and 2017 Annual Meetings of Shareholders, our shareholders had the opportunity to cast advisory votes to approve the compensation of our named executive officers as disclosed in our 2018 and 2017 proxy statements. Approximately 96.2% of the votes cast on this proposal in 2018, and 97.9% of the votes cast on this proposal in 2017, voted to approve, on an advisory basis, the compensation of our named executive officers in 2018 and 2017, respectively. The Committee believes that the results of these votes indicate that our shareholders generally support our executive compensation program. The Committee considered that support when making

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executive compensation decisions for fiscal 2018. As a result, the Committee recommended that the executive compensation structure for 2018 remain substantially the same, utilizing a combination of base salary, short-term incentive and long-term incentive compensation, with total compensation being weighted heavily toward equity-based compensation. The long-term equity incentive compensation program designs for performance cycles beginning in 2016, 2017 and 2018 are shown below in the tables under the heading “Performance-Based, Long-Term Equity Incentive Compensation” in this CD&A. The Committee will continue to monitor and consider the outcome of shareholder advisory votes when making future decisions regarding our executive compensation program.

Elements of Compensation

The compensation program for our executives includes several direct compensation components. Those components are base salary, annual cash incentive awards and equity-based incentive awards, which are granted in the form of time-based restricted stock (or restricted stock units), performance-based restricted stock (or restricted stock units), and time-based SARs.

The relative percentages between base salary, annual cash incentive targets and long-term, equity-based incentive targets as compared to total target compensation for the NEOs for 2018 were as follows:

Name	Total Direct Compensation	Base Salary	Annual Cash Incentive	Long-Term Equity Incentive
Charles E. Sykes	100%	16%	18%	66%
John Chapman	100%	27%	19%	54%
Lawrence R. Zingale	100%	27%	19%	54%
James T. Holder	100%	40%	20%	40%
James D. Farnsworth	100%	48%	33%	19%

Our executives are also permitted to participate in our 401(k) plan which is available to all employees, as well as our non-qualified executive deferred compensation plan. The purpose of the deferred compensation plan is to provide our executives with the ability to take advantage of tax deferred savings which may not be fully available to them under our 401(k) plan.

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COMPENSATION DISCUSSION AND ANALYSIS

The key elements of our 2018 executive compensation program were as follows:

Type of Compensation	Element of Compensation	Description	Rationale
Base Salary		• Fixed amount of annual cash compensation	• Attracts and retains talented, experienced executives
Short-Term Incentive Awards	Annual Performance-Based Cash Incentive Award

•  Variable cash amount based on achievement of Company (and sometimes individual) performance goals

•  Award value generally based on a percentage of the executive’s base salary and achievement of Adjusted Operating Income performance targets

•  Threshold performance (80% of target performance measures) paid out at 50% of target, maximum performance (120% of target performance measures) paid out at 150% of target

•  Motivates executives to achieve and exceed annual goals

•  Attracts talent by offering a compensation opportunity that awards performance

•  Maximizes short-term profitability and drives shareholder value

Long-Term Incentive Awards	Stock Appreciation Rights

•  Entitles recipient to receive, at the time of exercise, shares with a market value equal to the difference between the exercise price of the SARs (the closing price of the underlying shares on the grant date) and the market price of the underlying shares on the date of exercise

•  Vest ratably over a three-year period

• Value tied to the appreciation of the value of our Common Stock • Balances short-term and long-term decision making
	Time-Based Restricted Stock (or Stock Unit) Awards	• Share-based element of incentive compensation. • Vest ratably over a three-year period	• Time-based vesting blends a short-term award with long-term incentive • Encourages retention of NEOs and key management
Performance-Based Restricted Stock (or Stock Unit) Awards

•  Variable amount of shares paid out to the executive at the end of a three-year performance period

•  Award value based on a percentage of the executive’s base salary in the year of grant and achievement of revenue and Plan Adjusted Operating Income performance targets

•  1/3 of the amount of shares paid out are tied to gross revenue, 2/3 of the shares paid out are tied to Plan Adjusted Operating Income

•  Threshold performance (95% of target performance measures) paid out at 50% of the target pay out, maximum performance (110% of target performance measures) paid out at 200% of target payout

• Rewards achievement of long-term performance goals • Balances short-term and long-term decision making • Maximizes long-term profitability and drives shareholder value

Base Salary

Base salary is designed to provide each of our NEOs with a fixed amount of annual compensation that is competitive within the external market. Base salaries for the NEOs are determined for each executive based on his or her position and responsibility. They are further validated and informed using market data provided to the Committee by Pearl Meyer. During its review of base salaries for executives, the Committee primarily considers:

•	the market data provided by Pearl Meyer;
•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to the base salaries of our executive leadership team, other than the President and CEO, are based on the Committee’s assessment of the individual’s performance, with input from the President and CEO. Merit

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COMPENSATION DISCUSSION AND ANALYSIS

increases for the President and CEO are determined by the Committee based upon the Committee’s assessment of performance, with input from the Board, and after consultation with Pearl Meyer. The Committee determined that there would be no adjustment to the CEO’s base salary in 2018 and the Committee recommended to the full Board that there be no base salary increases for the remaining NEOs in 2018.

Performance-Based Annual Cash Incentive Compensation

The annual cash incentive component of the total direct compensation paid to our executive leadership team is designed to:

•	Reward achievement of pre-determined annual corporate (and sometimes individual) performance goals;

•	Reward current performance by determining payment on the achievement of quantifiable performance measures that reflect contributions to the success of our business; and

•	Encourage actions by the executives that contribute directly to our operating and financial results.

In fiscal year 2018, the annual cash incentive opportunity for the President and CEO and all other executive officers was determined based solely upon the achievement of pre-determined corporate financial goals.

At the beginning of the year, the Committee set minimum, target and maximum levels for the portion of the cash incentive component of total direct compensation that is determined by reference to corporate financial performance. Threshold performance represents the minimum performance that the Committee determined would still warrant incentive recognition for that particular goal. The incentive maximum performance goal represents the highest level of performance for which an NEO may receive incentive compensation. The Committee’s policy is that no annual performance-based cash incentive compensation determined by reference to corporate financial performance is paid to any executive of the Company if our financial results do not exceed the threshold determined for that year.

At the beginning of each year, the Committee also sets the award percentage tied to salary for the President and CEO and recommends an award percentage for each of the other members of the executive leadership team that they will receive if the performance goals are met. The Committee’s goal in setting the target award levels is to create a compensation program such that the potential incentive awards, when combined with each officer’s base salary, will provide a fully competitive total cash compensation opportunity, with the portion of compensation “at risk” (i.e., the target award level) being reflective of the level of that officer’s accountability for contributing to the Company’s bottom line financial results, and the degree of influence that officer has over results. In setting these percentages, the Committee considers these factors as well as data from the market assessment provided by Pearl Meyer.

For 2018, the Committee met with management and reviewed the Company’s operating plan for 2018 to establish the target financial goals of the Company on which the annual performance-based cash incentive compensation awards would be based. The sole performance measure selected for the 2018 short-term incentive plan for all NEOs was “Adjusted Operating Income;” except for Mr. Zingale and Mr. Farnsworth who had additional financial goals discussed below.

Adjusted Operating Income is the Non-GAAP measure utilized by the Company in reporting operational results, which is then tracked to the financial results on a GAAP basis. The Committee believes that an alignment of the calculation of short-term incentive compensation with the public reporting of operational results provides shareholder transparency into the determination of management incentive compensation, and also aligns such incentive compensation with business decisions that are in the best interest of the Company. The calculation of “Adjusted Operating Income” is set forth in the chart below.

Adjusted Operating Income = GAAP Operating Income Adjusted for:

• depreciation and amortization related to write ups in connection with acquisitions;

• costs to obtain synergies in connection with acquisitions;

• transaction and integration costs associated with an acquisition; and

•   restructuring costs, costs associated with exit or disposal activities, net gain or loss on sale of facilities, impairment charges and the release of cumulative translation adjustment (“CTA”) due to liquidation of a legal entity.

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Based on discussions with management and Pearl Meyer, the Committee determined that the unique responsibilities of Mr. Zingale over EMEA operations and NA CSS warranted that components of his short-term incentive compensation be based upon pre-determined EMEA and NA CSS Adjusted Operating Income goals. Accordingly, the Committee recommended, and the Board approved short-term cash incentive goals for Mr. Zingale of which 40% were based upon NA CSS Adjusted Operating Income targets, 30% of which were based upon EMEA Adjusted Operating Income targets, and 30% which were based upon the Company’s Adjusted Operating Income. The 40% of Mr. Zingale’s short-term incentive compensation based upon NA CSS Adjusted Operating Income targets was achieved at 76.8% of the goal. This result failed to achieve the necessary minimum threshold required for a payout and therefore nothing was earned on that portion of the short-term cash incentive for Mr. Zingale. The 30% of Mr. Zingale’s short-term incentive compensation based upon EMEA Adjusted Operating Income was achieved at 85.9% of the goal resulting in a payout of 64.75% of target. The 30% of Mr. Zingale’s short-term incentive compensation based upon Adjusted Operating Income was achieved at 89.9% of the goal resulting in a payout of 74.75% (as was the case for all of the other NEOs). Based upon the cumulative financial performance of the various financials that comprised Mr. Zingale’s short-term incentive compensation, he received 41.9% of his total short-term incentive opportunity.

Similarly, based on discussions with management and Pearl Meyer, the Committee determined that the unique responsibilities of Mr. Farnsworth for driving new sales revenue, and managing the Company’s Work at Home division, warranted that components of his short-term incentive compensation be based upon pre-determined NSRR targets and WAH Adjusted Operating Income goals. Accordingly, the Committee recommended, and the Board approved short-term cash incentive goals for Mr. Farnsworth of which 40% were based upon achieving NSRR Revenue targets, 30% of which were based on WAH Adjusted Operating Income goals and 30% based on the Company’s Adjusted Operating Income. The 40% of Mr. Farnsworth’s short-term incentive compensation based upon NSRR was achieved at 107.9% of the goal resulting in a payout of 119.75% of target. The 30% of Mr. Farnsworth’s short-term incentive compensation based upon Adjusted Operating Income of the WAH division was achieved at 109.1% of the goal resulting in a payout of 122.75% of target. The 30% of Mr. Farnsworth’s short-term incentive compensation based upon the Company’s Adjusted Operating Income was achieved at 89.9% of the goal resulting in a payout of 74.75% (as was the case for all of the other NEO’s). Based upon the cumulative financial performance of the various financial targets that comprised Mr. Farnsworth’s short-incentive compensation, he received 107.2% of his total short-term incentive opportunity.

The Company’s 2018 annual incentive plan compensation is summarized in the table below:

Named Executive Officer	Salary	Threshold Award Percentage(1)	Target Award Percentage(1)	Maximum Award Percentage(1)	Target Annual Incentive Award	2018 Annual Cash Incentive Award	2018 Award Percentage(1)
Charles E. Sykes	$740,500	55%	110%	165%	$814,550	$608,877	82%
John Chapman	$426,000	35%	70%	105%	$298,200	$222,907	52%
Lawrence R. Zingale	$464,000	35%	70%	105%	$324,800	$135,931	29%
James T. Holder	$370,290	25%	50%	75%	$185,145	$138,393	37%
James D. Farnsworth	$395,000	35%	70%	105%	$276,500	$296,264	75%

(1)	As a percentage of the respective NEO’s eligible earnings

Discretionary Bonuses

The Committee believes that discretionary bonuses should be a rare occurrence because such bonuses do not support our philosophy of aligning the long-term interests of our executive officers with those of our shareholders. Consistent with its usual practices, the Committee did not award any discretionary bonuses to any of the NEOs for 2018 performance.

Performance-Based, Long-Term Equity Incentive Compensation

The performance-based, long-term equity incentive compensation component of total direct compensation for our executive officers is designed to encourage them to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company. The Committee utilizes a combination of time-based restricted stock (or restricted stock units for executives and key employees in foreign countries who would incur unfavorable tax consequences due to local tax laws if they were to receive restricted stock), performance-based restricted stock (or restricted stock units) and time-based SARs. The Committee believes these components of performance-based, long-term equity incentive compensation directly align the interests of its shareholders by requiring achievement of both long-term

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operating results that are the drivers of long-term value creation and actual increases in the Company’s stock price. For 2018, the grant mix for the NEOs was as follows:

The performance-based restricted stock award is earned based on cumulative performance over a 3-year performance period. The time-based restricted stock award and SARs vest ratably over a 3-year period (i.e., 1/3 of the award vests at the end of the first year of the period, 1/3 vests at the end of the second year of the period and 1/3 vests at the end of the third year of the period).

The Committee’s goal in setting target long-term equity incentive award levels is to create a complete compensation program, such that the potential annual cash and long-term equity incentive awards, when combined with each officer’s base salary, will provide a fully competitive total compensation opportunity, with a significant portion of total compensation being “at risk.” In setting award percentages (which are tied to salary), the Committee considers the level of each executive officer’s accountability for contributing to bottom line financial results, and the degree of influence that the executive officer has over these results, as well as data from the market assessment provided by Pearl Meyer.

With respect to the performance-based restricted stock, the Committee meets with management each year to review the proposed operating plan for the upcoming year, and in conjunction with the Board’s approval of its operating plan, together with growth goals for the succeeding two years, sets the financial targets for the next three-year performance cycle. The Committee first utilized this method for determining long-term incentive compensation on a three-year performance cycle for the performance cycle beginning January 1, 2005 and has continued utilizing this method for the three-year performance cycles since, including the performance cycle beginning in 2018. For the three-year measurement periods beginning in 2016 and 2017, the Committee used “Plan Adjusted Operating Income” to determine the level of attainment of the financial goals. In October 2017, the Committee determined that alignment of the calculation of long-term equity incentive compensation with the Company’s Non-GAAP financial reporting methodology was appropriate. Accordingly, in the third quarter of 2017, the Committee recommended, and the Board approved changing the methodology of calculating the attainment of the 2017 – 2019 and future long-term incentive performance cycles, including the 2018 – 2020 long-term incentive performance cycle, from “Plan Adjusted Operating Income” to “Adjusted Operating Income.” The measure used in the three-year performance cycle beginning in 2016 was not changed, as the Committee determined that the Company was too far into that cycle to make the change.

A comparison of adjustments to Operating Income to derive “Plan Adjusted Operating Income: and “Adjusted Operating Income” is shown in the chart below.

Plan Adjusted Operating Income = GAAP Operating Income less :	Adjusted Operating Income = GAAP Operating Income Adjusted for :

• depreciation and amortization related to write ups in connection with acquisitions;	• same

• costs to obtain synergies in connection with acquisitions;	• same

• transaction costs associated with entity acquisitions and dispositions;	• same

• restructuring and impairment charges related to the acquisitions and dispositions referenced in above; and	• restructuring costs, costs associated with exit or disposal activities, net gain or loss on sale of facilities, impairment charges and the release of CTA due to liquidation of a legal entity.

• any effects (positive or negative) from foreign currency exchange rate fluctuations.

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COMPENSATION DISCUSSION AND ANALYSIS

The performance-based restricted stock awards are paid out at 50% of target payout for attaining 95% of the target performance measure (the threshold performance goal) and at 200% of the target payout for attaining 110% of the target performance measure (the maximum performance goal), with straight-line interpolation between threshold and target and between target and maximum. Below is a discussion of the specific design elements of each performance-based restricted stock grant that was either awarded in or has a payout potential in the years covered by this proxy statement. The amount each NEO received as performance-based long-term equity incentive compensation for each of the three-year measurement periods beginning in 2016, 2017 and 2018 is reported in the “Stock Awards” column of the Summary Compensation table on page 34 of this proxy statement.

2018 — 2020 Performance Cycle

In 2018, the Committee set the 2018 – 2020 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	100%	40%	60%
Lawrence R. Zingale	100%	40%	60%
James T. Holder	50%	20%	30%
James D. Farnsworth	27%	13%	N/A

The SARs were granted in fiscal 2018, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2018 – 2020 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Adjusted Operating Income	2/3	$370,700,000	$390,200,000	$429,200,000
Revenue	1/3	$4,988,400,000	$5,252,000,000	$5,777,200,000

It should be noted that the performance measure related to income for the 2018 – 2020 performance cycle was changed to “Adjusted Operating Income” from “Plan Adjusted Operating Income,” which was the measure used in prior performance cycles. Accordingly, the figures for the income related performance measures are not comparable between the 2018 – 2020 performance cycle and previous performance cycles.

The 2018 – 2020 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,481,000	52,611	$592,389	21,044	129,912
John Chapman	$425,994	15,133	$170,392	6,053	37,368
Lawrence R. Zingale	$463,996	16,483	$185,593	6,593	40,702
James T. Holder	$185,143	6,577	$74,063	2,631	16,241
James D. Farnsworth	$105,337	3,742	$52,669	1,871	N/A

(1)

The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2018, 1/3 of the award vesting after fiscal 2019 and 1/3 of the award vesting after fiscal 2020.

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(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2018, 1/3 of the award vesting after fiscal 2019, and 1/3 of the award vesting after fiscal 2020. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on June 1, 2018 with an exercise price of $28.15. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the ”Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

2017 – 2019 Performance Cycle

In 2017, the Committee set the 2017 – 2019 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	100%	40%	60%
Lawrence R. Zingale	100%	40%	60%
James T. Holder	50%	20%	30%
James D. Farnsworth	27%	13%	0%

The SARs were granted in fiscal 2017, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2017 – 2019 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$399,300,000	$420,300,000	$462,300,000
Revenue	1/3	$4,706,600,000	$4,954,300,000	$5,449,700,000

The 2017 – 2019 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,444,806	49,210	$577,893	19,683	138,923
John Chapman	$426,131	14,514	$170,435	5,805	40,973
Lawrence R. Zingale	$464,211	15,811	$185,673	6,324	44,636
James T. Holder	$180,623	6,152	$72,226	2,460	17,368
James D. Farnsworth	$93,333	3,178	$46,667	1,589	—

(1)

The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2017, 1/3 of the award vesting after fiscal 2018 and 1/3 of the award vesting after fiscal 2019.

(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2017, 1/3 of the award vesting after fiscal 2018, and 1/3 of the award vesting after fiscal 2019. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on April 21, 2017 with an exercise price of $29.36. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the ”Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

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2016 – 2018 Performance Cycle

In 2016, the Committee set the 2016 – 2018 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Target	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	200%	80%	120%
John Chapman	75%	30%	45%
Lawrence R. Zingale	100%	40%	60%
James T. Holder	50%	20%	30%
James D. Farnsworth	N/A	N/A	N/A

The SARs were granted in fiscal 2016, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2016 – 2018 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$377,200,000	$397,100,000	$436,800,000
Revenue	1/3	$4,420,200,000	$4,652,800,000	$5,118,100,000

The 2016 – 2018 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Performance Stock Value at Target		Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)		Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes		$1,400,000	46,174		$560,000	18,469	109,375
John Chapman		$301,500	9,944		$120,600	3,977	23,554
Lawrence R. Zingale		$424,360	13,996		$169,744	5,598	33,153
James T. Holder		$175,029	5,773		$70,011	2,309	13,674
James D. Farnsworth	$	N/A	N/A	$	N/A	N/A	N/A

(1)

The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the ”Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2016, 1/3 of the award vesting after fiscal 2017 and 1/3 of the award vesting after fiscal 2018.

(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2016, 1/3 of the award vesting after fiscal 2017, and 1/3 of the award vesting after fiscal 2018. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on April 04, 2016 with an exercise price of $30.32. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

The Company’s cumulative revenue for the 2016 – 2018 performance period was $4.462 billion, which exceeded the threshold performance requirement for a payout under the terms of the award for the 2016 – 2018 performance period and resulted in an equity payout of 100.44% of the target for this portion of the Long-Term Incentive Plan.

The Company’s cumulative Plan Adjusted Operating Income for the 2016 – 2018 performance period was $332.5 million, which was below the minimum threshold required to earn a payout and therefore no NEO earned a payout for this portion of the Long-Term Incentive Plan.

The “Outstanding Equity Awards at Fiscal Year-End” table later in this proxy statement shows the number of shares underlying outstanding SARs granted between 2015 and 2018 and held by each NEO, which have exercise prices between $25.06 and $30.32, based on the market price of the Company’s common stock on the grant date.

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Executive Deferred Compensation

The Company’s non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) was adopted by the Board effective December 17, 1998. It was last amended and restated on August 15, 2017 effective as of January 1, 2018. Participation in the Deferred Compensation Plan is limited to a select group of key management employees and employees who are expected to receive an annualized base salary that exceeds the amount taken into account for purposes of determining highly compensated employees as defined by the Internal Revenue Code. The Deferred Compensation Plan provides participants with the ability to defer between 1% and 80% of their compensation (between 1% and 100% prior to June 30, 2016, the effective date of the first amendment) until the participant’s retirement, termination, disability or death, a change in control of the Company, as defined in the Deferred Compensation Plan, or an in-service distribution as described below in this section. Using the Company’s common stock, the Company matches 50% of the amounts deferred by participants on a quarterly basis up to a total of $12,000 per year for the president, chief executive officer, “c-suite executives” and executive vice presidents, $7,500 per year for senior vice presidents, global vice presidents and vice presidents, and, effective January 1, 2017, $5,000 per year for all other participants (there was no match for other participants prior to January 1, 2017, the effective date of the second amendment).

A participant in the Deferred Compensation Plan forfeits any undistributed matching contributions if the participant is terminated for “cause” as defined in the Deferred Compensation Plan or the participant enters into a business or employment which the Company’s CEO determines to be in violation of any non-compete agreement between the participant and the Company. Matching contributions and the associated earnings vest over a seven-year service period. Participants that terminate their employment (for reasons other than death, disability or retirement) less than seven years after the date they begin making contributions to the Deferred Compensation Plan risk forfeiture of all or a portion of the Company’s matching contributions and earnings, as outlined below:

Years of Participation in the Deferred Compensation Plan Prior to Termination	Effect of Termination on Matching Contribution and Earnings
Less than 3	Forfeited
3 or more, but less than 5	Forfeits 67%
5 or more, but less than 7	Forfeits 33%
7 or more	Retains 100%

Vesting will be accelerated in the event of the participant’s death or disability, retirement (defined as separation from service after age 65) or a change in control of the Company. In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Compensation deferred by a participant while participating in the Deferred Compensation Plan is deferred until such participant’s retirement, termination, disability or death, a change in control of the Company, or an in-service distribution as described below in this section, and in such event is paid out to the participant or his beneficiary.

Distributions of a participant’s deferred compensation and Company common stock contributed as matching contributions are made (or in the case of an election to receive annual installment distributions, the installments commence) as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made on the first day of the second month following the death or disability.

A participant also may elect to receive all of a portion of the deferred amounts while still employed by the Company, so long as the distributions do not commence until January 31 of the third year after such election is made.

Under current tax law, a participant does not recognize income with respect to deferred compensation until it is paid to him. Upon payment, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of stock received, and the Company will be entitled to a deduction equal to the income recognized by the participant.

Other Elements of the Compensation Program

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the NEOs and other members of the senior management team, which vary by position from 50% to 400% of base salary. These guidelines (which allow the executives five (5) years from the date they first participate in the Company’s equity plan, or from the date ownership guidelines are increased) to acquire the required amount of stock, were originally adopted in 2006 and updated in 2013 and again in 2015. The Committee reviews the stock ownership of the Company’s executive officers on an annual basis to ensure that the executive officers are compliant with, or within the five year compliance window, are aware of where each stands in relation to the established guidelines. For purposes of the guidelines, stock ownership includes fully vested stock options, directly held common stock and fully

30    SYKES ENTERPRISES, INCORPORATED  ï  2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

vested matching shares under the Company’s Executive Deferred Compensation Plan. There are no additional stock holding period requirements for shares acquired upon exercise of SARs or upon the vesting of performance-based restricted stock.

Clawback Policy

Our “clawback” policy provides the Compensation Committee (the “Committee”) with the authority to require reimbursement or cancellation of cash incentive compensation awarded to any of our executive officers subject to Section 16 of the Securities Exchange Act if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, and if the award or payout was predicated upon the achievement of financial results that were restated. The Committee may make determinations of overpayment at any time through the end of the fiscal year following the year for which the inaccurate performance criteria were measured; provided that, if steps have been taken within such period to restate the Company’s financial results, the time period will be extended until such restatement is completed. In the event the Committee determines that there has been fraud, willful misconduct, or gross negligence, the Committee may make a determination of overpayment of incentive compensation for a period of three years from the act of fraud or misconduct. The Company has also included negative discretion language in all equity incentive agreements beginning in 2017 allowing the Committee to reduce or eliminate unvested equity grants for executive wrong doing.

Insider Trading and Anti-Hedging Policy

The Board of Directors has enacted a robust “insider trading and anti-hedging” policy applicable to all officers and directors of the Company. The policy outlines both objective rules and subjective guidelines regarding insider trading to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about the Company from: (i) trading in securities of the Company or (ii) providing material nonpublic information to other persons who may trade on the basis of that information. This policy also prohibits any persons covered by the policy from engaging in short-term trading, short sales, trading of publicly traded options or hedging transactions involving Company securities.

Change-in-Control Provisions

We have change-in-control provisions in the employment agreements with Messrs. Sykes, Chapman and Zingale. We also have change-in-control provisions in all of the equity incentive agreements with all of our executives and key employees issued under the 2011 Equity Incentive Plan. The change-in-control provision in the employment agreement with Mr. Sykes is a modified “double-trigger” arrangement which permits him to terminate his agreement for “good reason,” the definition of which includes a change-in-control. The change-in-control provisions in the two other employment agreements are “double-trigger” arrangements, meaning that payments are only made if there is a change-in-control of the Company and the executive officer’s employment is terminated without cause, or the executive officer terminates employment for good reason, as such terms are defined in their respective employment agreements. All of our employment agreements with the NEOs, and the other executive officers, contain severance agreements ranging from one to three years of compensation and benefits in the event of termination by the Company other than for cause. These agreements are discussed in greater detail beginning on page 45 under the heading “Employment Agreements.” We believe that providing these agreements helps increase our ability to attract, retain and motivate highly qualified management personnel and encourage their continued dedication without distraction from concerns over job security relating, among other things, to a change-in-control of the Company.

Perquisites and Other Personal Benefits

The Company provides its NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. These amounts represent mainly Company matches to the Deferred Compensation Plan, excess group term life insurance premiums and additional compensation paid to the NEOs related to the cost of executive physicals and other health and welfare benefits. The NEOs are also permitted to fly in business class when traveling overseas on business and are permitted to attend sporting events utilizing Company paid tickets that are not otherwise utilized in connection with business development. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

SYKES ENTERPRISES, INCORPORATED  ï  2019 Proxy Statement    31

COMPENSATION DISCUSSION AND ANALYSIS

Mitigating Compensation Risks

Although the responsibility for oversight of enterprise risk management lies with the full Board, the Committee annually reviews and conducts an assessment of the risks associated with the Company’s compensation policies and practices. Based on its assessment conducted in 2018, the Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, the Committee evaluated each of the following key elements of the Company’s compensation plans and practices for its executive officers:

•	Performance and pay horizons are appropriate and not overweight in short-term incentives;

•	The relationship between the incremental achievement levels and corresponding payouts in the Company’s incentive plans are appropriate and have caps on payouts;

•	The incentive plans employ a reasonable mix of performance metrics and are not concentrated on a single metric;

•	Criteria for payments are closely aligned with our strategic goals and shareholder interests;

•	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds; and

•	Equity compensation plans for executive officers consist of a balanced mix of performance-based restricted stock awards, time-based SARs, and time-based restricted stock awards.

Tax and Accounting Implications

Deductibility of Executive Compensation. As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year that is paid to certain individuals. As a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, the Company believes that compensation paid under its current management incentive plans will not be fully deductible for federal income tax purposes. While the impact of tax reform on deductibility of executive compensation is not expected to be significant in the near term, it is anticipated that in future years a material amount of executive compensation may be considered non-deductible for tax purposes.

Accordingly, the Committee will continue to examine the Company’s executive compensation program structure to ensure the proper balance between competitive compensation and deductibility.

Nonqualified Deferred Compensation. The Company believes its agreements containing deferred compensation components comply with the final regulations issued in connection with the American Jobs Creation Act of 2004 and the tax rules applicable to non-qualified deferred compensation arrangements. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 30 under the heading “Executive Deferred Compensation.”

32    SYKES ENTERPRISES, INCORPORATED  ï  2019 Proxy Statement

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William D. Muir, Jr., Chairman

Carlos E. Evans

Paul L. Whiting

Lorraine L. Lutton

SYKES ENTERPRISES, INCORPORATED  ï  2019 Proxy Statement    33

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to, or earned by, each of the named executive officers for the fiscal years ending December 31, 2018, December 31, 2017 and December 31, 2016. The Company has entered into employment agreements with each of the named executive officers which are summarized under the section entitled “Employment Agreements” below. When setting the total compensation for each of the named executive officers, the Committee considers all of the executive’s current compensation, including equity and non-equity based compensation.

The named executive officers did not receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2018, December 31, 2017 or December 31, 2016. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation” were paid in accordance with parameters determined by the Committee on March 12, 2018, March 14, 2017 and March 15, 2016, respectively, and were paid in March 2018, March 2017 and March 2016, respectively.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Charles E. Sykes	2018	740,500	—	2,073,389	888,598	608,877	—	34,531	4,345,895
President and Chief	2017	732,845	—	2,022,699	866,880	572,352	—	45,061	4,239,837
Executive Officer	2016	712,927	—	1,959,976	840,000	599,928	—	48,554	4,161,385
John Chapman	2018	426,000	—	596,386	255,597	222,907	—	37,909	1,538,799
Chief Financial Officer	2017	426,005	—	596,566	255,672	211,724	—	37,359	1,527,326
	2016	401,290	—	422,085	180,895	214,891	—	36,083	1,255,244
Lawrence R. Zingale	2018	464,000	—	649,589	278,402	135,931	—	44,675	1,572,597
Chief Customer Officer and	2017	464,006	—	649,884	278,529	208,037	—	42,797	1,643,253
General Manager EMEA	2016	432,198	—	594,090	254,615	270,583	—	43,981	1,595,476
James T. Holder	2018	370,290	—	259,206	111,088	138,393	—	47,354	926,331
Chief Legal Officer and	2017	366,462	—	252,849	108,376	130,094	—	43,179	900,960
Corporate Secretary	2016	356,520	—	245,046	105,016	136,369	—	36,298	879,249
James D. Farnsworth	2018	395,000	—	158,006	—	296,264	—	31,456	880,726
Executive Vice President -	2017	368,014	—	139,988	—	141,961	—	25,462	675,425
Americas Business Development	2016	32,308	—	—	—	—	—	1,689	33,997

(1)

The amounts shown in column (e) and (f) represent awards pursuant to long-term incentive bonus programs (restricted stock and stock appreciation rights, respectively) established by the Compensation Committee. The amounts are based on the aggregate grant date fair value of the awards, with the value of the performance-based awards in column (e) based on the probable outcome of the performance conditions as of the grant date, in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”. See Notes 1 and 24 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 26, 2019, for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718. The maximum fair values of the awards made in 2018 at the grant date, assuming achievement of the highest level of performance, are as follows: Mr. Sykes – $3,554,388; Mr. Chapman – $1,022,380; Mr. Zingale – $1,113,586; Mr. Holder – $444,348; and Mr. Farnsworth – $263,343.

(2)

The amounts in column (g) reflect the cash awards to the named individuals pursuant to annual performance-based incentive programs established by the Committee and discussed in more detail on page 24 under the heading “Performance-Based Annual Cash Incentive Compensation.”

(3)	The amounts shown in column (i) reflect for each named executive officer:

•

matching contributions allocated by the Company to each of the named executive officers pursuant to the Executive Deferred Compensation Plan described in more detail on page 30 under the heading “Executive Deferred Compensation;”

•	reimbursement for premiums attributable to increased coverage for vision, dental and group medical insurance benefits and the cost of premiums for term life and disability insurance benefits; and

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EXECUTIVE COMPENSATION

•	the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ 401(k) Savings Plan and Trust, as follows:

Name	EDC Matching Contr. ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total All Other Compensation ($)
Charles E. Sykes	—	29,031	5,500	34,531
John Chapman	11,959	25,950	—	37,909
Lawrence R. Zingale	11,976	32,699	—	44,675
James T. Holder	11,964	29,890	5,500	47,354
James D. Farnsworth	9,807	21,649	—	31,456

SYKES ENTERPRISES, INCORPORATED  ï  2019 Proxy Statement    35

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executives in 2018, including (i) the grant date, (ii) the estimated future payouts under the non-equity incentive plan awards, (iii) the estimated future payouts under equity incentive plan awards, which consist of shares of restricted stock, (iv) all other stock awards, which consist of shares of the Company’s stock contributed as matching contributions under the Executive Deferred Compensation Plan, (v) all other option awards, which consist of Stock Appreciation Rights and the base price of those Stock Appreciation Rights, and (vi) the fair value of the equity awards on the date of grant.

	(b) Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			(i) All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	(j) All Other Option Awards: Number of Securities Underlying Options (#)(4)	(k) Exercise or Base Price of Option Awards ($/sh)	(l) Grant Date Fair Value of Stock and Option Awards ($)
(a) Name		(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold (#)	(g) Target (#)	(h) Maximum (#)
Charles E. Sykes	04/16	407,275	814,550	1,221,825	—	—	—	—	—	—	—
	06/01	—	—	—	26,306	52,611	105,222	—	—	28.15	1,481,000
	06/01	—	—	—	—	—	—	21,044	—	28.15	592,389
	06/01	—	—	—	—	—	—	—	129,912	28.15	888,598
John Chapman	03/31	—	—	—	—	—	—	135	—	28.94	3,907
	04/03	149,100	298,200	447,300	—	—	—	—	—	—	—
	06/01	—	—	—	7,567	15,133	30,266	—	—	28.15	425,994
	06/01	—	—	—	—	—	—	6,053	—	28.15	170,392
	06/01	—	—	—	—	—	—	—	37,368	28.15	255,597
	06/30	—	—	—	—	—	—	159	—	28.78	4,576
	09/30	—	—	—	—	—	—	114	—	30.49	3,476
Lawrence R. Zingale	03/31	—	—	—	—	—	—	148	—	28.94	4,283
	04/02	162,400	324,800	487,200	—	—	—	—	—	—	—
	06/01	—	—	—	8,242	16,483	32,966	—	—	28.15	463,996
	06/01	—	—	—	—	—	—	6,593	—	28.15	185,593
	06/01	—	—	—	—	—	—	—	40,702	28.15	278,402
	06/30	—	—	—	—	—	—	173	—	28.78	4,979
	09/30	—	—	—	—	—	—	89	—	30.49	2,714
James T. Holder	03/31	—	—	—	—	—	—	118	—	28.94	3,415
	04/12	92,573	185,145	277,718	—	—	—	—	—	—	—
	06/01	—	—	—	3,289	6,577	13,154	—	—	28.15	185,143
	06/01	—	—	—	—	—	—	2,631	—	28.15	74,063
	06/01	—	—	—	—	—	—	—	16,241	28.15	111,088
	06/30	—	—	—	—	—	—	138	—	28.78	3,972
	09/30	—	—	—	—	—	—	112	—	30.49	3,415
	12/31	—	—	—	—	—	—	47	—	24.73	1,162
James D. Farnsworth	03/31	—	—	—	—	—	—	78	—	28.94	2,257
	04/03	138,250	276,500	414,750	—	—	—	—	—	—	—
	06/01	—	—	—	1,871	3,742	7,484	—	—	28.15	105,337
	06/01	—	—	—	—	—	—	1,871	—	28.15	52,669
	06/30	—	—	—	—	—	—	92	—	28.78	2,648
	09/30	—	—	—	—	—	—	74	—	30.49	2,256
	12/31	—	—	—	—	—	—	107	—	24.73	2,646

(1)	These amounts are based on the individual’s current salary and position.
(2)

Where amounts are shown in columns (f) and (h), then the amounts shown in column (f) reflect the Long-Term Incentive Stock Grant minimum which is 50% of the target amount shown in column (g), and the amount shown in column (h) is 200% of such target amount. The target amount shown is an absolute target. These amounts are based on the individual’s current salary and position. The grant date fair value of the long-term incentive plan awards is based upon the target amounts shown in column (g).

(3)

The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer as matching contributions pursuant to the Executive Deferred Compensation Plan and the service based restricted stock portion of the Long-Term Incentive Stock Grants.

(4)

The amounts shown in column (j) reflect the number of Stock Appreciation Rights granted to each named executive officer as part of the Long-Term Incentive awards as described in more detail on page 25 under the heading “Performance-Based, Long-Term Equity Incentive Compensation.” The actual number of shares underlying the Stock Appreciation Rights cannot be determined until such time as the Stock Appreciation Rights vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. The fair value of the Stock Appreciation Rights included in column (l) is the amount determined pursuant to FASB ASC Topic 718.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock option and stock awards by the named executives as of December 31, 2018. The table includes both exercisable and unexercisable options together with the exercise price and the expiration date; unvested Stock Appreciation Rights; the number of shares and market value of unvested matching contributions to the Executive Deferred Compensation Plan; and the number of shares of long-term incentive (“LTI”) restricted stock together with the market value of those shares.

	Option Awards					Stock Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles E. Sykes
2015-2017 SARs(1)	31,579	—	—	25.06	04/03/25	—	—	—	—
2016-2018 LTI PS(2)	—	—	—	—	—	—	—	35,170	869,754
2016-2018 LTI RS(3)	—	—	—	—	—	—	—	6,157	152,263
2016-2018 SARs(4)	36,458	36,459	—	30.32	04/04/26	—	—	—	—
2017-2019 LTI PS(5)	—	—	—	—	—	—	—	35,759	884,320
2017-2019 LTI RS(6)	—	—	—	—	—	—	—	13,122	324,507
2017-2019 SARs(7)	46,307	92,616	—	29.36	04/21/27	—	—	—	—
2018-2020 LTI PS(8)	—	—	—	—	—	—	—	37,529	928,092
2018-2020 LTI RS(9)	—	—	—	—	—	—	—	21,044	520,418
2018-2020 SARs(10)	—	129,912	—	28.15	06/01/28	—	—	—	—
John Chapman
2015-2017 SARs(1)	20,104	—	—	25.06	04/03/25	—	—	—	—
2016-2018 LTI PS(2)	—	—	—	—	—	—	—	7,574	187,305
2016-2018 LTI RS(3)	—	—	—	—	—	—	—	1,326	32,792
2016-2018 SARs(4)	15,702	7,852	—	30.32	04/04/26	—	—	—	—
2017-2019 LTI PS(5)	—	—	—	—	—	—	—	10,547	260,827
2017-2019 LTI RS(6)	—	—	—	—	—	—	—	3,870	95,705
2017-2019 SARs(7)	13,657	27,316	—	29.36	04/21/27	—	—	—	—
2018-2020 LTI PS(8)	—	—	—	—	—	—	—	10,795	266,960
2018-2020 LTI RS(9)	—	—	—	—	—	—	—	6,053	149,691
2018-2020 SARs(10)	—	37,368	—	28.15	06/01/28	—	—	—	—
Lawrence R. Zingale
2016-2018 LTI PS(2)	—	—	—	—	—	—	—	10,661	263,647
2016-2018 LTI RS(3)	—	—	—	—	—	—	—	1,866	46,146
2016-2018 SARs(4)	22,102	11,051	—	30.32	04/04/26	—	—	—	—
2017-2019 LTI PS(5)	—	—	—	—	—	—	—	11,489	284,123
2017-2019 LTI RS(6)	—	—	—	—	—	—	—	4,216	104,262
2017-2019 SARs(7)	14,878	29,758	—	29.36	04/21/27	—	—	—	—
2018-2020 LTI PS(8)	—	—	—	—	—	—	—	11,758	290,775
2018-2020 LTI RS(9)	—	—	—	—	—	—	—	6,593	163,045
2018-2020 SARs(10)	—	40,702	—	28.15	06/01/28	—	—	—	—
James T. Holder
2016-2018 LTI PS(2)	—	—	—	—	—	—	—	4,397	108,738
2016-2018 LTI RS(3)	—	—	—	—	—	—	—	770	19,042
2016-2018 SARs(4)	4,558	4,558	—	30.32	04/04/26	—	—	—	—
2017-2019 LTI PS(5)	—	—	—	—	—	—	—	4,471	110,568
2017-2019 LTI RS(6)	—	—	—	—	—	—	—	1,640	40,557
2017-2019 SARs(7)	5,789	11,579	—	29.36	04/21/27	—	—	—	—
2018-2020 LTI PS(8)	—	—	—	—	—	—	—	4,692	116,033
2018-2020 LTI RS(9)	—	—	—	—	—	—	—	2,631	65,065
2018-2020 SARs(10)	—	16,241	—	28.15	06/01/28	—	—	—	—

SYKES ENTERPRISES, INCORPORATED  ï  2019 Proxy Statement    37

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James D. Farnsworth
2017-2019 LTI PS(5)	—	—	—	—	—	—	—	2,310	57,126
2017-2019 LTI RS(6)	—	—	—	—	—	—	—	1,060	26,214
2018-2020 LTI PS(8)	—	—	—	—	—	—	—	2,669	66,004
2018-2020 LTI RS(9)	—	—	—	—	—	—	—	1,871	46,270
EDC Match Contr.(11)	—	—	—	—	—	528	13,057	—	—

(1)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2015-2017 performance measurement period. The SARs vest 1/3 each year on March 15, 2016, 2017, and 2018, provided the employee is still in the employ of the Company.

(2)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2016-2018 performance measurement period. The shares vest on March 15, 2019 if the performance measures have been met.

(3)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2016-2018 performance measurement period. The shares vest 1/3 each year on March 15, 2017, 2018, and 2019, provided the employee is still in the employ of the Company.

(4)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2016-2018 performance measurement period. The SARs vest 1/3 each year on March 15, 2017, 2018, and 2019, provided the employee is still in the employ of the Company.

(5)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2017-2019 performance measurement period. The shares vest on March 15, 2020 if the performance measures have been met.

(6)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2017-2019 performance measurement period. The shares vest 1/3 each year on March 15, 2018, 2019, and 2020, provided the employee is still in the employ of the Company.

(7)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2017-2019 performance measurement period. The SARs vest 1/3 each year on March 15, 2018, 2019, and 2020, provided the employee is still in the employ of the Company.

(8)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2018-2020 performance measurement period. The shares vest on March 15, 2021 if the performance measures have been met.

(9)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2018-2020 performance measurement period. The shares vest 1/3 each year on March 15, 2019, 2020, and 2021, provided the employee is still in the employ of the Company.

(10)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2018-2020 performance measurement period. The SARs vest 1/3 each year on March 15, 2019, 2020, and 2021, provided the employee is still in the employ of the Company.

(11)

The figures in this row represent the Company’s common stock match of compensation deferred by the named executive officer under the Company’s non-qualified Deferred Compensation plan. Matching contributions and the associated earnings vest 33% on January 1, 2020, 67% on January 1, 2022 and 100% on January 1, 2024, provided the employee is still in the employ of the Company.

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Option Exercises and Stock Vested

The following table provides information for the named executive officers on (1) SAR exercises during 2018, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon vesting of matching contributions under the Executive Deferred Compensation Plan, and the value realized upon the vesting of such shares.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles E. Sykes
2015-2017 LTI PS	—	—	90,579	2,831,500
2015-2017 LTI RS	—	—	6,864	214,569
2015-2019 LTI RS	—	—	6,156	192,437
2017-2019 LTI RS	—	—	6,561	205,097
John Chapman
2015-2017 LTI PS	—	—	19,222	600,880
2015-2017 LTI RS	—	—	1,457	45,546
2015-2019 LTI RS	—	—	1,326	41,451
2017-2019 LTI RS	—	—	1,935	60,488
EDC Match Contr.(1)	—	—	408	11,959
Lawrence R. Zingale
2015-2017 SARs	30,257	187,593	—	—
2015-2017 LTI PS	—	—	28,929	904,321
2015-2017 LTI RS	—	—	2,192	68,522
2015-2019 LTI RS	—	—	1,866	58,331
2017-2019 LTI RS	—	—	2,108	65,896
EDC Match Contr.(1)	—	—	410	11,976
James T. Holder
2015-2017 SARs	3,975	25,122	—	—
2015-2017 LTI PS	—	—	11,400	356,364
2015-2017 LTI RS	—	—	864	27,009
2015-2019 LTI RS	—	—	770	24,070
2017-2019 LTI RS	—	—	820	25,633
EDC Match Contr.(1)	—	—	415	11,964
James D. Farnsworth
2017-2019 LTI RS	—	—	529	16,537
EDC Match Contr.(1)(2)	—	—	—	—

(1)

Reflects the Company’s matching contributions in the form of shares of its common stock held for the account of the named executive officer in the Executive Deferred Compensation Plan which vested during fiscal year ended December 31, 2018.

(2)	As of December 31, 2018, Mr. Farnsworth was 0% vested under the Executive Deferred Compensation Plan.

Pension Benefits

The Company does not maintain any pension plans for the benefit of its executive officers.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Pursuant to the Company’s Executive Deferred Compensation Plan, which is described under “Compensation Discussion and Analysis – Executive Deferred Compensation” beginning on page 30, a select group of key employees, including our NEOs, may defer a portion of their compensation. Deferral elections are made on or before December 31st of each year for amounts to be deferred from income earned with respect to the following year. The table below shows the investment options available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2018.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

Principal Preservation Separate Account	1.80%	Vanguard Target Retirement 2060 lnv	-7.87%

Prudential Total Return Bond Q Fund	-0.63%	Vanguard Target Retirement Income Fund lnv	-1.99%

Vanguard Total Bond Mkt Index Adm	-0.03%	Robeco BP Large Cap Value Equity Fund	-8.94%

Pimco Real Return lnstl	-1.97%	Vanguard Total Intl Stock Index Admiral	-14.43%

Vanguard Target Retirement 2015 lnv	-2.97%	Vanguard 500 Index Admiral	-4.43%

Vanguard Target Retirement 2020 lnv	-4.24%	Vanguard US Growth Admiral	.75%

Vanguard Target Retirement 2025 lnv	-5.15%	Harbor Mid Cap Value Retirement	-17.61%

Vanguard Target Retirement 2030 lnv	-5.86%	Vanguard Mid Cap Index Admiral	-9.23%

Vanguard Target Retirement 2035 lnv	-6.58%	Janus Henderson Enterprise N	-0.81%

Vanguard Target Retirement 2040 lnv	-7.32%	Goldman Sachs Small Cap Value R6	-14.03%

Vanguard Target Retirement 2045 lnv	-7.90%	Vanguard Small Cap Index Adm	-9.31%

Vanguard Target Retirement 2050 lnv	-7.90%	Voya SmallCap Opportunities R6	-16.07%

Vanguard Target Retirement 2055 lnv	-7.89%	Hartford International Opportunities R6	-18.61%

The following table shows information regarding contributions by the named executive officers, the Company’s matching contributions, aggregate earnings on contributions during fiscal year 2018, and the aggregate balance at year end.

(a)	(b)	(c)	(d)	(e)	(f)

Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contribution in Last Fiscal Year(2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)

Charles E. Sykes	—	—	(92,336)	—	906,573

John Chapman	34,080	11,959	(31,671)	—	184,197

Lawrence R. Zingale	37,120	11,976	(87,645)	—	641,910

James T. Holder	29,623	11,964	(77,668)	—	697,737

James D. Farnsworth	19,750	9,807	(4,204)	—	42,733

(1)	The amounts shown are included in either the amounts of “Salary” in column (c) or the amounts of “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table.
(2)	The amounts shown are included in the amounts of “Other Compensation” in column (i) of the Summary Compensation Table.

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Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2018:

	(a)		(b)	(c)

	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by shareholders(1)	6,767			847,493	(2)

Equity compensation plans not approved by shareholders	125,600	(3)		N/A	(3)

Totals	132,367			847,493

(1)

Includes shares of common stock of Sykes authorized for awards under the 2001 Equity Incentive Plan and the 2011 Equity Incentive Plan. Also includes shares of common stock of Sykes reserved for issuance under the Non-Employee Director Fee Plan.

(2)	If the shareholders approve the 2019 Equity Plan described in Proposal 3, these shares currently available under the 2011 Equity Plan will be cancelled.
(3)

Represents shares of common stock of Sykes issued as matching grants under the Deferred Compensation Plan for executives described below. There is no specific number of shares reserved for issuance under the Executive Nonqualified Deferred Compensation Plan.

Shares awarded under all of the above plans may be from Sykes’ authorized and unissued shares, treasury shares or shares acquired in the open market. For a summary of the terms of Sykes’ equity compensation plans, see Note 24 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 26, 2019 and incorporated herein by reference.

Potential Payments upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the named executive officers of the Company who were employed by the Company at the end of 2018 in the event of a termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of a disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2018, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Depending upon the date of a termination, such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	shares which have vested and for which the restrictions have lapsed under Long-Term Incentive compensation awards;
•	shares to be issued as a result of the vesting of SARs under Long-Term Incentive compensation awards;

•	amounts contributed to the Executive Deferred Compensation Plan; and

•	unused vacation pay.

Payments Made Upon Termination by the Company Without Cause, or by the Executive with Good Reason

In the event the employment of any of Messrs. Sykes, Chapman, Zingale, Holder or Farnsworth is terminated by the Company for any reason other than death, disability, or cause (as defined in their respective employment agreements), or if any of Messrs. Sykes, Chapman or Zingale terminates his employment agreement for good reason (as defined in their respective employment agreements, other than a termination by the officer in connection with a change of control (as defined in his employment agreement)), the officer will be entitled to the following payments:

•	Mr. Sykes will be entitled to receive an amount equal to two times his annual base salary;

•	Each of Messrs. Chapman and Zingale will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which he is then participating; and

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•	Each of Messrs. Holder and Farnsworth will be entitled to receive an amount equal to his annual base salary.

In the event that any of Messrs. Sykes, Chapman, Zingale, Holder or Farnsworth terminates his employment agreement in connection with a change of control, such officer will be entitled to receive the benefits listed under the heading “Payments Made Upon a Change of Control” below.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The Company pays for life insurance and accidental death and dismemberment coverage for its executive team in amounts equal to twice the executive’s base salary, up to a maximum of $500,000. The Company also pays for short-term disability for its executives with a benefit of 70% of base salary, up to a maximum of $2,500 per week, and long-term disability utilizing multiple plans. The base long-term disability plan provides for a benefit to the executives of 70% of base salary, up to a maximum of $15,000 per month. The base long-term disability plan is supplemented with two individual policy plans designed to provide the executives with long term disability insurance approximating 75% of covered compensation.

Payments Made Upon a Change of Control

The Company has entered into employment agreements with Messrs. Sykes, Chapman and Zingale which contain change of control payment provisions. Pursuant to these provisions, if Mr. Sykes terminates his employment in connection with a change of control, or if any of Messrs. Sykes, Chapman or Zingale terminates his employment for good reason (as defined in his employment agreement) in connection with a change of control (as defined in their employment agreement), instead of the benefits listed under the heading “Payments Made Upon Termination,” he will receive the following benefits:

Mr. Sykes. Mr. Sykes will be entitled to receive an amount equal to three times his then current annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Sykes is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

Messrs. Chapman and Zingale. Each of Messrs. Chapman and Zingale will be entitled to receive an amount equal to two times his then current annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for him in the year such change of control occurs by a factor of two. The maximum bonus amount is to be determined under the performance-based bonus plan in which he is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at his option.

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Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Messrs. Holder and Farnsworth. Neither of Mr. Holder or Mr. Farnsworth has change of control provisions in his employment agreement, but under various equity incentive agreements, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at his option in the event of a change in control.

Charles E. Sykes

The following table shows the potential payments upon termination or a change of control of the Company for Charles E. Sykes, the Company’s President and CEO, as if such termination had occurred on December 31, 2018:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	1,481,000	2,221,500	—	1,481,000	2,221,500

Bonus Payment	—	2,443,650	—	—	2,443,650

Stock Grants Vesting Acceleration	—	8,316,996	—	—	8,316,996

Payment for Taxes Resulting from Deferred Compensation Distribution	—	588,189	—	—	588,189

Total	1,481,000	13,570,335	—	1,481,000	13,570,335

John Chapman

The following table shows the potential payments upon termination or a change of control of the Company for John Chapman, the Company’s Chief Financial Officer, as if such termination had occurred on December 31, 2018:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	426,000	852,000	—	426,000	852,000

Bonus Payment	447,300	894,600	—	447,300	894,600

Stock Grants Vesting Acceleration	—	2,236,334	—	—	2,236,334

Payment for Taxes Resulting from Deferred Compensation Distribution	—	119,508	—	—	119,508

Total	873,300	4,102,442	—	873,300	4,102,442

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Lawrence R. Zingale

The following table shows the potential payments upon termination or a change of control of the Company for Lawrence R. Zingale, the Company’s Chief Customer Officer and GM EMEA, as if such termination had occurred on December 31, 2018:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	464,000	928,000	—	464,000	928,000

Bonus Payment	487,200	974,400	—	487,200	974,400

Stock Grants Vesting Acceleration	—	2,602,956	—	—	2,602,956

Payment for Taxes Resulting from Deferred Compensation Distribution	—	416,474	—	—	416,474

Total	951,200	4,921,830	—	951,200	4,921,830

James T. Holder

The following table shows the potential payments upon termination or a change of control of the Company for James T. Holder, the Company’s Chief Legal Officer and Corporate Secretary, as if such termination had occurred on December 31, 2018:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	370,290	370,290	—	—	—

Stock Grants Vesting Acceleration	—	1,039,748	—	—	1,039,748

Payment for Taxes Resulting from Deferred Compensation Distribution	—	452,695	—	—	452,695

Total	370,290	1,862,733	—	—	1,492,443

James D. Farnsworth

The following table shows the potential payments upon termination or a change of control of the Company for James D. Farnsworth, the Company’s Executive Vice President – Americas Business Development, as if such termination had occurred on December 31, 2018:

	Company Initiated		Executive Initiated

Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)

Severance Pay	395,000	395,000	—	—	—

Stock Grants Vesting Acceleration	—	414,772	—	—	414,772

Unvested EDC Matching Grant	—	13,057	—	—	13,057

Payment for Taxes Resulting from Deferred Compensation Distribution	—	27,726	—	—	27,726

Total	395,000	850,555	—	—	455,555

44    SYKES ENTERPRISES, INCORPORATED  ï  2019 Proxy Statement

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CEO to Median Employee Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on total earnings (annualized in the case of employees who joined the Company during 2018) of each of our 48,300 employees (excluding the Chief Executive Officer) as of December 31, 2018. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2018 was $10,450. As disclosed in the Summary Compensation Table appearing on page 34, our Chief Executive Officer’s annual total compensation for 2018 was $4,348,837. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 416 to 1.

Employment Agreements

Charles E. Sykes. The Company and Mr. Sykes are parties to an amended and restated employment agreement, dated December 30, 2008. The material terms and conditions of the agreement are summarized below. Under the agreement, Mr. Sykes serves as President and CEO of the Company. The initial term of the agreement expired on July 31, 2009, but automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 180 days prior to the expiration of any renewal term. Under the agreement, Mr. Sykes’ annual base salary was originally set at $550,000, subject to increase at the Company’s discretion. Most recently, the Compensation Committee of the Board increased Mr. Sykes’ annual base salary to $740,500, effective as of January 1, 2017. Mr. Sykes also is entitled to participate in a performance-based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If employment is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if employment is terminated by Mr. Sykes prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Sykes an amount equal to two times his annual base salary, and Mr. Sykes is prohibited for a period of two years from soliciting the Company’s employees and competing with the Company in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. If employment is terminated by Mr. Sykes following a change of control of the Company (as defined in the agreement) prior to the expiration of the initial term or any renewal period, the Company is required to pay Mr. Sykes an amount equal to three times his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Sykes is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Sykes is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event employment is terminated by Mr. Sykes in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

“Good reason” for Mr. Sykes’ termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of CEO or President, (v) a significant relocation of Mr. Sykes’ principal

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EXECUTIVE COMPENSATION

office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that made the continued performance of his duties under the agreement hazardous to his physical or mental health or his life.

The agreement provides that if Mr. Sykes’ employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Sykes other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for a period of one year after its termination, regardless of the reason for its termination.

The agreement provides that Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

John Chapman. The Company and Mr. Chapman are parties to an employment agreement, dated April 15, 2014, the material terms and conditions of which are summarized below.

The employment agreement provides that Mr. Chapman will serve as an executive of Sykes. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Chapman’s annual base salary is to be not less than $330,000, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under Sykes’s long-term incentive plan with a target award of 100% of base salary, and (iii) standard fringe benefits provided to other executive officers. On December 6, 2016, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Chapman’s annual base salary to $426,000, effective as of December 23, 2016.

If employment is terminated by Sykes for any reason other than death, disability, or cause (as defined in the agreement), or if employment is terminated by Mr. Chapman for good reason (as defined below), Sykes is required to pay Mr. Chapman an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Chapman is then participating. If employment is terminated by Mr. Chapman for good reason within 24 months after a change in control of Sykes (as defined in the agreement), Sykes is required to pay Mr. Chapman an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Chapman in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Chapman is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Chapman is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event employment is terminated by Mr. Chapman for good reason in connection with a change of control of Sykes, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Chapman.

“Good reason” for Mr. Chapman’s termination of the agreement is defined in the agreement as: (i) Sykes’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Chapman’s principal office, or (iv) a change in reporting such that Mr. Chapman is required to report to someone other than the CEO.

The agreement provides that if Mr. Chapman’s employment is terminated by Sykes due to his death, disability or for cause, or voluntarily by Mr. Chapman other than for good reason, then Sykes will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Chapman may not solicit any of Sykes’s employees or compete directly or indirectly with Sykes during the term of the agreement and for one year after its expiration in any area in which Sykes’s clients

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EXECUTIVE COMPENSATION

were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

Lawrence R. Zingale. The Company and Mr. Zingale are parties to an employment agreement, dated September 13, 2012, the material terms and conditions of which are summarized below. The employment agreement replaced the Amended and Restated Employment Agreement between the Company and Mr. Zingale, dated as of December 29, 2008.

The employment agreement provides that Mr. Zingale will serve as an executive of the Company. Mr. Zingale currently serves as Chief Customer Officer and GM EMEA. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Zingale’s annual base salary is to be not less than $400,000, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under the Company’s long-term incentive plan with a target award of 140% of base salary, and (iii) standard fringe benefits provided to other executive officers. On December 6, 2016, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Zingale’s annual base salary to $464,000, effective as of December 23, 2016.

If employment is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), or if employment is terminated by Mr. Zingale for good reason (as defined below), the Company is required to pay Mr. Zingale an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Zingale is then participating. If employment is terminated by Mr. Zingale for good reason within 24 months after a change in control of the Company (as defined in the agreement), the Company is required to pay Mr. Zingale an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Zingale in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Zingale is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Zingale is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event employment is terminated by Mr. Zingale for good reason in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Zingale.

“Good reason” for Mr. Zingale’s termination of the agreement is defined in the agreement as: (i) the Company’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Zingale’s principal office, or (iv) a change in reporting such that Mr. Zingale is required to report to someone other than the CEO.

The agreement provides that if Mr. Zingale’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Zingale other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Zingale may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

James T. Holder. The Company and Mr. Holder are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Holder will serve as an executive of the Company. Mr. Holder serves as Chief Legal Officer and Corporate Secretary. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Holder’s annual base salary was originally set at $270,000, subject to increase at the Company’s discretion.

Most recently, upon the recommendation of the Compensation Committee, the Board of Directors

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EXECUTIVE COMPENSATION

increased Mr. Holder’s annual base salary to $370,290, effective as of May 26, 2017. He also is entitled to participate in a performance-based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If employment is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Holder an amount equal to his weekly base salary for 52 weeks after the termination of employment. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Holder is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

The agreement also provides that if Mr. Holder’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Holder, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Holder may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the term of the agreement. The agreement contains customary confidentiality provisions.

James D. Farnsworth. The Company and Mr. Farnsworth are parties to an employment agreement, dated November 18, 2016, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Farnsworth will serve as an executive of the Company. Mr. Farnsworth currently serves as Executive

Vice President – Americas Business Development. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Farnsworth’s initial annual base salary is to be not less than $350,000, subject to increase at the Company’s discretion. Most recently, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Farnsworth’s annual base salary to $395,000, effective as of August 2017.

Mr. Farnsworth is also entitled to (i) participate in a performance-based bonus program, (ii) annual grants under the Company’s long-term incentive plan, and (iii) standard fringe benefits provided to other executive officers.

If employment is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Farnsworth an amount equal to his annual base salary. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Farnsworth is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

The agreement provides that if Mr. Farnsworth’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Farnsworth, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Farnsworth may not retain or attempt to retain any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration. The agreement contains customary confidentiality provisions.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Because the shareholder vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

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PROPOSAL 3: APPROVAL OF THE SYKES ENTERPRISES, INCORPORATED 2019 EQUITY INCENTIVE PLAN

PROPOSAL 3: APPROVAL OF THE SYKES ENTERPRISES, INCORPORATED 2019 EQUITY INCENTIVE PLAN

The Board of Directors adopted the Sykes Enterprises, Incorporated 2019 Equity Incentive Plan (the “2019 Plan”) on March 12, 2019, subject to shareholder approval at the Annual Meeting, and the 2019 Plan will become effective when shareholder approval is obtained. The material terms of the 2019 Plan are summarized below and are qualified in their entirety by the terms of the 2019 Plan, which is attached at Appendix “A” to this Proxy Statement and can be accessed at http://www.sec.gov. You also can obtain a printed copy by writing to the Secretary, Sykes Enterprises, Incorporated, 400 North Ashley Drive, Suite 2800, Tampa, Florida 33602.

General

The Company currently has in effect the 2011 Equity Incentive Plan (the “2011 Plan”), which will expire by its terms in 2021. The Company has limited shares available for issuance under the 2011 Plan, and in order to maintain a plan which provides a mechanism for grants of equity incentive compensation to the Company’s employees in accordance with the compensation philosophy of the Compensation Committee, the Board believes it is in the best interest of the Company to adopt a replacement plan with the same material terms and conditions as the 2011 Plan.

The 2019 Plan provides for the grant of awards with respect to a maximum of 4,000,000 shares of Common Stock, plus any shares of Common Stock that expire, terminate or are cancelled or forfeited under the terms of the 2011 Plan. No more than 4,000,000 shares of Common Stock may be issued as incentive stock options under the 2019 Plan. The replacement of the 2011 Plan will not affect awards previously granted under that plan, and previously granted awards will continue to be governed by that plan. However, any shares that were granted under the 2011 Plan but are subsequently cancelled or forfeited may become available for grants under the 2019 Plan. For clarity, the following is a summary of all outstanding awards under the 2011 Plan as of December 31, 2018:

•	Outstanding Stock Appreciation Rights — 962,000

•	Weighted Average Exercise Price of $28.51

•	Weighted Average Remaining Term of 8.1 years

•	Outstanding Full Value Awards — 1,153,000

After the 2019 Plan is approved, no additional grants will be made under the 2011 Plan and any remaining shares available under that plan will be cancelled.

Purpose of the 2019 Plan

The purpose of the 2019 Plan is to provide incentives to certain employees of, and certain non-employees who provide services to, the Company and its subsidiaries, in order to encourage them to remain in the employ of or to faithfully provide services to the Company and its subsidiaries and to increase their interest in the Company’s success.

Administration and Duration of the 2019 Plan

The 2019 Plan is administered by the Compensation Committee of the Board, or by any other committee appointed by the Board that shall consist of not fewer than two members of the Board, each of whom shall qualify (at the time of appointment to the committee and during all periods of service on the committee) in all respects as a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an independent director in accordance with NASDAQ rules. The Compensation Committee of the 2019 Plan is authorized, subject to the provisions of the 2019 Plan, to establish such rules and regulations as it may deem appropriate for the proper administration of the 2019 Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the 2019 Plan and plan awards as it may deem necessary or advisable. Any authority granted to the Compensation Committee may also be exercised by the Board. To the extent permitted by applicable law and with certain exceptions, the Compensation Committee may delegate any or all of its powers or duties under the 2019 Plan to such person or persons as it shall appoint, pursuant to such conditions or limitations as the Compensation Committee may establish.

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PROPOSAL 3: APPROVAL OF THE SYKES ENTERPRISES, INCORPORATED 2019 EQUITY INCENTIVE PLAN

The 2019 Plan will have a duration of ten years from the date that the Board of Directors adopted the plan. Accordingly, the 2019 Plan will terminate on March 11, 2029, unless sooner terminated by the Board. Upon such termination, the outstanding awards granted under the 2019 Plan will remain in effect until their exercise, expiration, or termination. The Board may at any time terminate the 2019 Plan, or amend the 2019 Plan as it shall deem advisable, including any amendment deemed by the Board to be necessary or advisable to assure conformity of the 2019 Plan and any incentive stock options granted thereunder to the requirements of Section 422 of the Code, as now or hereafter in effect and to assure conformity with any requirements of other applicable state or federal laws or regulations.

Types of Awards

The 2019 Plan authorizes the Compensation Committee to grant awards in the form of options to purchase Common Stock, stock appreciation rights, and other stock-based awards referenced below. The employees to whom plan awards are granted and the terms of the awards granted, including the number of shares of Common Stock subject to such awards, shall be within the discretion of the Compensation Committee, subject to the terms and conditions set for the in the 2019 Plan.

Options to Purchase Common Stock. The 2019 Plan authorizes the Compensation Committee to grant options to purchase Common Stock. These options may be in the form of “incentive stock options,” which are options that meet the requirements of Section 422 of the Code, or “nonqualified stock options,” which are options that do not meet such requirements.

Except for incentive stock options granted to shareholders owning more than 10% of the voting power of all classes of the Company’s capital stock, the per share exercise price of an incentive stock option granted or to be granted pursuant to the 2019 Plan, as determined by the Compensation Committee, shall be an amount not less than 100% of the fair market value of a share of Common Stock on the date that the option is granted. For purposes of the 2019 Plan, the “fair market value” of a share of Common Stock is defined as the closing price of a share of Stock as reported by the securities market on the date preceding such grant, or, if such date is not a trading day, the closing price of a share of Stock as reported by the securities market on the last trading day preceding such grant or date on which a sale was reported.

The term of each option granted pursuant to the 2019 Plan shall be as determined by the Compensation Committee, but in no event shall the term of an option exceed a period of ten years from the date of its grant. However, no incentive stock option shall be granted to any employee who immediately after such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company unless the option prices at the time such incentive stock option is granted is at least 110% of the fair market value of the shares subject to the incentive stock option and such incentive stock option is not exercisable by its terms after the expiration of five years from the date of its grant.

Payment of the option price may be made in cash or by check, or if approved by the Compensation Committee, by delivery of shares of Common Stock equivalent in fair market value to the option price, or by a combination of cash and shares of Common Stock, at the election of the optionee and subject to the terms of the applicable stock option agreement. In the event an optionee exercises an option by surrendering shares of Common Stock as payment of the exercise price, the 2019 Plan permits the Compensation Committee to grant a replacement option equal to the number of shares surrendered as payment.

Subject to the terms of each stock option agreement, options granted under the 2019 Plan may be exercised in whole or in part. Upon exercise of an option, the employee must pay in full the option price for the shares of Common Stock being purchased.

Stock Appreciation Rights. The 2019 Plan authorizes the Compensation Committee to grant “stock appreciation rights” to eligible participants. A stock appreciation right is a right to receive, without payment to the Company, an amount of cash or shares of Common Stock, as determined by the Compensation Committee, equal to the amount by which the fair market value of a share of Common Stock exceeds the grant price at the time of exercise.

Under the 2019 Plan, stock appreciation rights may be granted either alone or in tandem with stock options. With respect to stand-alone stock appreciation rights, the grant price, term, method of exercise, method of payment, and other terms and conditions of each such right will be determined by the Compensation Committee, except that the grant price must be equal to at least the fair market value of the Company’s Common Stock on the grant date. Tandem stock appreciation rights will have terms and conditions corresponding to the related options. To the extent that a tandem stock appreciation right is exercised, the related option will no longer be exercisable. No stock appreciation right may have a term of more than ten years from the date of grant.

Other Stock-Based Awards. In addition to stock options and stock appreciation rights, the 2019 Plan authorizes the Compensation Committee to grant other awards that are valued or determine in whole or in part by reference to or

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PROPOSAL 3: APPROVAL OF THE SYKES ENTERPRISES, INCORPORATED 2019 EQUITY INCENTIVE PLAN

otherwise based on the Company’s Common Stock. Such awards may include restricted stock, restricted stock units, so-called “phantom stock,” and stock options containing terms or provisions differing from stock options granted pursuant to other parts of the 2019 Plan.

Shares Subject to Awards

The 2019 Plan provides for the grant of awards with respect to a maximum of 4,000,000 shares of Common Stock, plus any shares of Common Stock granted under the 2011 Plan that expire, terminate or are cancelled or forfeited. As of the date of this Proxy Statement, no awards have been granted to employees under the 2019 Plan. At this time, it is not known which employees, if any, will receive grants under the 2019 Plan or the number of shares that will be covered by any such grants. Such determinations will be made from time to time by the Compensation Committee. To the extent that awards granted under the 2019 Plan expire or terminate without having been exercised in full, the Common Stock subject to those expired or terminated awards will become available for further award grants under the 2019 Plan. Provision is made under the 2019 Plan for appropriate adjustment in the number of shares of Common Stock covered by the 2019 Plan, and covered by each award granted thereunder and any related exercise or purchase price, in the event of any change in the Common Stock by reason of a stock dividend, merger, reorganization, stock split, recapitalization, combination, exchange of shares or otherwise.

Eligibility and Extent of Participation

All employees of the Company and its subsidiaries who are designated by the Compensation Committee for participation in the 2019 Plan, as well as non-employee directors, are eligible to receive awards under the 2019 Plan. As of the date hereof, there were approximately 48,000 individuals employed by the Company and its subsidiaries who are eligible to participate in the 2019 Plan. The Compensation Committee may also, in the exercise of its discretion, grant awards under the 2019 Plan to non-employees, except that incentive stock options may not be granted to such non-employees.

An incentive stock option shall be granted under the 2019 Plan to an employee only if the aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which options are exercisable for the first time by such employee during any calendar year does not exceed $100,000. The maximum number of shares of Common Stock that may be granted during a single fiscal year of the Company to any non-employee director, together with any cash fees paid to the director during the fiscal year, shall not exceed a total value of $500,000.

Limitations on Transferability and Effect of Death, Retirement or Termination of Employment

Except as otherwise provided by the Compensation Committee, awards granted under the 2019 Plan are generally not transferable other than by will or by the laws of descent and distribution. The Compensation Committee will determine, either in an award agreement or otherwise, the extent to which an award may be exercised subsequent to the death of the employee or the termination of the employee’s employment. An award agreement may provide that an employee who qualifies for retirement (defined under the Plan as a voluntary resignation when the sum of the employee’s age and vesting service in the Company’s 401(k) Plan is 80 or more) may have vesting of any outstanding grants accelerated, or that vesting under those grants will continue in accordance with the vesting schedule and performance conditions (if any) stated in the award agreement. Participants, upon notifying the Company of their intent to retire shall no longer be eligible to receive any new equity grants. However, any incentive stock options granted under the 2019 Plan must terminate not later than three months after the participant’s termination of employment for any reason other than disability, death, or retirement and it must terminate not later than twelve months after the participant’s termination of employment as a result of disability.

Repricing

Neither the Board nor the Compensation Committee will amend the plan to permit a transaction that would have the effect of repricing a stock option or SAR without obtaining shareholder approval of such amendment. For this purpose, “repricing” means any transaction that would have the effect of repricing a stock option or SAR under applicable financial accounting standards or, with respect to underwater stock options, the cancellation of such options in exchange for replacement options or a buyout of underwater stock options for cash.

Change-of-Control Provisions

The change-of-control provisions in the equity incentive agreements with key employees of the Company, including the named executive officers, are dictated under the terms of this Plan. In certain circumstances involving mergers, reorganizations, transactions involving the sale or transfer of substantially all of the assets of the Company, or the

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PROPOSAL 3: APPROVAL OF THE SYKES ENTERPRISES, INCORPORATED 2019 EQUITY INCENTIVE PLAN

acquisition of more the 50% of the Common Stock by any person or group of related persons without the prior approval of the Board (a “Change in Control”), unless an award agreement provides otherwise, if a successor corporation or other entity following a Change in Control agrees to assume any outstanding 2019 Plan Awards at the time of the Change in Control, or to substitute substantially equivalent awards, then the outstanding Plan Awards will not be immediately exercisable or immediately vest, but will remain exercisable in accordance with the terms of the Plan and the applicable award agreements. If, however, the outstanding 2019 Plan Awards are not assumed or replaced, then all awards based on the passage of time will be accelerated, and all awards based on attainment of Performance Goals will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions applicable to outstanding awards will lapse.

Federal Income Tax Considerations

Incentive Stock Options. Under current federal tax law, the holder of an option that qualifies as an incentive stock option under Section 422 of the Code generally does not recognize income for federal income tax purposes at the time of the grant or exercise of an incentive stock option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long-term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise, and the Company will not be entitled to any deduction for federal income tax purposes. If the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), the gain realized on the disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price and a corresponding deduction will be allowed to the Company.

Nonqualified Stock Options. Under current federal tax law, an optionee does not recognize income for federal income tax purposes upon the grant of a nonqualified stock option but must recognize ordinary income upon exercise to the extent of the excess of the fair market value of the underlying shares on the date of exercise over the exercise price of the option. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the shares acquired pursuant to the exercise of a nonqualified option typically will give rise to capital gain or loss to the extent them amount realized from the sale differs from the fair market value of the shares on the date of exercise. This capital gain or loss will be long-term gain or loss if the shares sold had been held for more than one year after the date of exercise.

Stock appreciation rights. Amounts received upon the exercise of a stock appreciation right are taxed as ordinary income when received. The Company is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the participant.

Other stock-based awards. Amounts received by the participant upon the grant of other stock-based awards are ordinarily taxed as ordinary income when received. However, if such other stock-based awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Code. The Company is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the Participant.

Compliance with Section 409A. Awards under the 2019 Plan are intended to qualify for an exception to the application of Section 409A of the Code or be compliant with the provisions of Section 409A.

Required Vote

The affirmative vote of the holders of a majority of the votes cast on the Proposal at the Annual Meeting will be required for approval of the 2019 Plan. Abstentions and broker non-votes will not be counted as votes cast on the Proposal.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE SYKES ENTERPRISES, INCORPORATED 2019 EQUITY INCENTIVE PLAN AND URGES EACH SHAREHOLDER TO VOTE “FOR” APPROVAL OF THE 2019 PLAN. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF APPROVING THE 2019 PLAN.

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2018, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, and express an opinion thereon. Although the Company is not required to seek shareholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment of, but will not be required to engage, a different auditing firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF RATIFICATION.

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AUDIT COMMITTEE DISCLOSURE

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised of four non-employee directors and operates under a written charter adopted by the Board of Directors. The Audit Committee charter was last amended on December 4, 2018. The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate. The Board of Directors has also determined that in addition to the accounting and other related financial management expertise held by the various members of the Audit Committee, Mr. Meurer specifically qualifies as an “audit committee financial expert” as that term has been defined by the Securities and Exchange Commission.

Under its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is directly responsible for the appointment and oversight of our independent auditors, including review of their qualifications, independence and performance.

In accordance with rules established by the Securities and Exchange Commission, as well as the internal policies of Deloitte & Touche LLP, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves an initial meeting between the Chair of the Audit Committee and the candidate for the role, followed by a meeting of the candidate and discussions with the full Committee and with management.

Among other duties, the Audit Committee is also responsible for:

•	Overseeing the integrity of our financial statements, our accounting and financial reporting processes and our systems of internal control over financial reporting.

•	Overseeing our compliance with financial, legal and regulatory requirements.
•	The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Audit Committee (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm reports directly to the Audit Committee.

•	Reviewing and appraising the Company’s internal auditing function, including a review and approval of the Company’s internal audit plan.

•	Reviewing the Company’s quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, the Company’s internal auditors and the Company’s independent auditors.

•	Establishment of procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive regarding fraud in connection with, or the integrity of, our financial reporting. Employees are encouraged to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial wrongdoing.

•	Reviewing and discussing with the Company’s independent auditors the overall scope and plans for their audit and review and approval of the terms of the engagement letter.

•	Providing an open avenue of communication among the Company’s registered public accounting firm, financial and senior management, those involved in the Company’s internal auditing function, and the Board of Directors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors which exceed $50,000. These services may include audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee has been given the authority to grant pre-approvals, and each such pre-approval is then submitted to the full Committee at the next meeting for consideration and approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

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AUDIT COMMITTEE DISCLOSURE

Service Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees represent fees for professional services provided in connection with the audit of our consolidated annual financial statements and internal control over financial reporting, as well as reviews of our quarterly financial statements and statutory audits of international subsidiaries. The Audit Committee has reviewed and approved the amount of fees paid to Deloitte & Touche LLP for audit and audit-related services. The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2018 and December 31, 2017 were as follows:

	2018 ($)	2017 ($)
Audit Fees(1)	2,480,447	2,557,430
Audit-Related Fees(2)	5,390	5,390
Tax Fees	—	—
All Other Fees	—	—
(1)

Fees for audit services in 2018 and 2017 consisted of (a) audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, (b) reviews of the Company’s quarterly condensed consolidated financial statements, and (c) annual stand-alone statutory audits.

(2)	Fees for audit-related services in 2018 and 2017 included the Company’s subscription for accounting research tools.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the fiscal year ended December 31, 2018, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management,

(2)

discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB, and

(3)

received the written disclosures and letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

In determining whether to reappoint Deloitte & Touche LLP as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including:

•	the length of time the firm has been engaged by the Company and its familiarity with our global operations and business, accounting policies and practices and internal control over financial reporting,

•	the quality of the Audit Committee’s ongoing discussions with Deloitte & Touche LLP and an assessment of the professional qualifications and past performance of the lead audit partner, and

•	external data relating to audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP and its peers.

Based upon these evaluations, the Audit Committee recommended to the Board at the February 14, 2019 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

AUDIT COMMITTEE

William J. Meurer, Chairman

Vanessa C.L. Chang

Lorraine L. Lutton

W. Mark Watson

February 14, 2019

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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SECURITY OWNERSHIP

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s common stock as of March 18, 2019, for each director and nominee for director, each of our current executive officers named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name	Common Stock	Options Currently Exercisable Or Exercisable within 60 days	Stock-Settled Stock Appreciation Rights Vested and Vesting within 60 days	Total Stock and Stock Based Holdings	Percent of Total Outstanding Stock
Vanessa C.L. Chang	12,169	—	—	12,169	*
Carlos E. Evans	12,122	—	—	12,122	*
Lorraine L. Lutton	21,707	—	—	21,707	*
James S. MacLeod(1)	41,881	—	—	41,881	*
William J. Meurer	69,634	—	—	69,634	*
William D. Muir, Jr.	20,807	—	—	20,807	*
Charles E. Sykes(2)	752,457	—	—	752,457	1.8%
W. Mark Watson	4,333			4,333
Paul L. Whiting(3)	32,550	—	—	32,550	*
John Chapman (4)	143,841	—	—	143,841	*
Lawrence R. Zingale(5)	179,146	—	—	179,146	*
James T. Holder(6)	75,376	—	—	75,376	*
James D. Farnsworth(7)	25,371	—	—	25,371	*
Others	222,431	—	—	222,431	*
All directors and executive officers as a group – 16 persons	1,613,825	—	—	1,613,825	3.8%

*	Less than 1.0%
(1)	Includes 2,500 shares held by Mr. MacLeod in an IRA.
(2)	Includes 380,511 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 8,235 vested shares as part of the Executive Deferred Compensation Plan.
(3)	Includes 16,500 shares owned jointly by Mr. Whiting and other family members. Excludes 300 shares of common stock held by Mr. Whiting’s wife in which Mr. Whiting disclaims beneficial ownership.
(4)	Includes 110,216 shares of restricted stock issued as part of the various equity-based, long term incentive awards and 1,720 vested shares as part of the Executive Deferred Compensation Plan.
(5)	Includes 120,055 shares of restricted stock issued as part of the various equity-based, long term incentive awards, and 6,484 vested shares as part of the Executive Deferred Compensation Plan.
(6)	Includes 47,569 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 7,889 vested shares as part of the Executive Deferred Compensation Plan.
(7)	Includes 23,956 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 347 vested shares as part of the Executive Deferred Compensation Plan.

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SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of March 18, 2019, the Company’s records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the Company’s common stock.

Name	Shares	Percent
BlackRock, Inc.(1) 55 East 52nd Street New York, New York, 10055	5,902,460	13.90%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	4,609,017	10.85%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	3,597,532	8.47%
John H. Sykes(4) 4201 Jim Walter Boulevard Tampa, FL 33602	2,150,844	5.06%

(1)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by BlackRock, Inc. (“BlackRock”) on January 31, 2019. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock. No one person’s interest in the common stock is more than five percent of the total outstanding common shares.

(2)	All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by The Vanguard Group (“Vanguard”) on February 13, 2019. Vanguard is a registered investment adviser.
(3)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors LP (“Dimensional”) on February 8, 2019. Dimensional is a registered investment adviser that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities.

(4)

All information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Mr. John H. Sykes on January 23, 2019. Mr. Sykes is the beneficial owner of these shares which are owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership (“Jopar”). Mr. Sykes is the sole limited partner of Jopar and owns all of the outstanding capital stock of Jopar’s sole general partner, Jopar Investments, Inc., a North Carolina corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based upon a review of the forms filed by the Company’s executive officers and directors and written representations and information provided by them to the Company or otherwise available to the Company, during the years ended December 31, 2017 and December 31, 2018, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis, all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except for the filings below. The failure to file the Form 4s listed below was inadvertent on the part of the Company’s officers and directors and was only recently discovered by the Company. All of the transactions underlying the late Section 16 fillings related to grants of equity compensation by the Company, the vesting of such grants, or the exercise of stock appreciation rights and did not involve the purchase or sale of Company’s securities in the market. The Company has enhanced its compliance system and level of awareness in order to ensure timely filings moving forward.

•	Andrew J. Blanchard – one Form 4 filed late, reporting one transaction.

•	Vanessa C. L. Chang – three Form 4s filed late, reporting four transactions.

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SECURITY OWNERSHIP

•	John Chapman – six Form 4s filed late, reporting ten transactions.

•	Lt. Gen. Michael P. DeLong (former director) – two Form 4s filed late, reporting three transactions.

•	Carlos E. Evans – two Form 4s filed late, reporting three transactions.

•	James D. Farnsworth – two Form 4s filed late, reporting two transactions.

•	James T. Holder – eight Form 4s filed late, reporting sixteen transactions.

•	Lorraine L. Lutton – two Form 4s filed late, reporting three transactions.

•	James S. MacLeod – two Form 4s filed late, reporting three transactions.

•	William J. Meurer – two Form 4s filed late, reporting two transactions.
•	William D. Muir, Jr. – two Form 4s filed late, reporting three transactions.

•	Jenna Nelson – eight Form 4s filed late, reporting thirteen transactions.

•	David Pearson – seven Form 4s filed late, reporting thirteen transactions.

•	William Rocktoff – six Form 4s filed late, reporting ten transactions.

•	Charles E. Sykes – seven Form 4s filed late, reporting fifteen transactions.

•	W. Mark Watson – two Form 4s filed late, reporting two transactions.

•	Paul L. Whiting – two Forms 4 filed late, reporting three transactions.

•	Lawrence R. Zingale – ten Form 4s filed late, reporting twenty transactions.

60    SYKES ENTERPRISES, INCORPORATED  ï  2019 Proxy Statement

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATION OF DIRECTORS

Under the rules of the SEC and our Bylaws, if a shareholder wants to nominate a person to stand for election as a director at our 2020 Annual Meeting of Shareholders or introduce an item of business at such Annual Meeting and have us include such proposal in our proxy statement and form of proxy for presentation at our 2020 Annual Meeting of Shareholders, the nomination or proposal must be received by us at our principal executive offices at 400 N. Ashley Drive, Suite 2800, Tampa, FL 33602, by December 21, 2019. The nomination or proposal should be sent to the attention of the Secretary of the Company.

Under our Bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.

The procedures for nominating a director are described above under the heading “Corporate Governance –Nominations for Directors.”

The procedures for introducing an item of business at the Annual Meeting include providing a written notice of each proposed item of business that must include:

(a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

(b)	the name and address, as they appear on the Company’s stock books, of the shareholders proposing such business,

(c)	the class and number of shares of the Company which are beneficially owned by the shareholder,

(d)	any material interest of the shareholder in such business, and

(e)	the same information required by clauses (b), (c) and (d) above with respect to any other shareholder that, to the knowledge of the shareholder proposing such business, supports such proposal.

OTHER MATTERS

Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

James T. Holder
Corporate Secretary

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Appendix A

SYKES ENTERPRISES, INCORPORATED

2019 EQUITY INCENTIVE PLAN

1.	Purpose; Eligibility.

1.1.

General Purpose. The name of this plan is the Sykes Enterprises, Incorporated 2019 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Sykes Enterprises, Incorporated, a Florida corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2.	Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

1.3.

Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.

2.	Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cash Award” means an Award denominated in cash that is granted under Section 7.4 of the Plan.

“Cause” means any of the following:

(a)	The Participant engages in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to the Company;

(b)	The Participant is convicted of a felony as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction;

(c)

The Participant’s failure or refusal to perform his or her duties or responsibilities as determined by the Company’s Chief Executive Officer (or the Board, in the case of the Chief Executive Officer) in good faith, if such failure or refusal continues for a period of ten (10) days after written notice of the same to the Participant;

(d)	Gross incompetence on the part of the Participant;

(e)	The Participant’s violation of any agreement with the Company, including any restrictive covenants;

(f)	The Participant’s chronic absenteeism;

(g)	The Participant’s use of illegal drugs;

(h)	Insobriety by the Participant while performing his or her duties; or

(i)	Any act of dishonesty or falsification of reports, records, or information submitted by the Participant to the Company.

“Change in Control” means (i) the consummation of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the Holders of the Stock as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the consummation of a plan of liquidation or the dissolution of the Company; (iii) the sale or transfer (other than as a security for obligations of the Company or any subsidiary) of substantially all of the assets of the Company, other than a sale or transfer to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale; (iv) a majority of members of the Board is replaced during any 12–month period by Directors whose appointment or election is not endorsed by a majority of the Incumbent Directors before the date of the appointment or election; or (v) the acquisition of more than fifty percent (50%) of the outstanding Stock by any person within the meaning of Rule 13(d)(3) under the Exchange Act, if such acquisition is not preceded by a prior expression of approval by the Board, provided that the term “person” shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4. Except as otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

“Common Stock” means the common stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Sykes Enterprises, Incorporated, a Florida corporation, and any successor thereto.

“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.10.

“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Option Holder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 7.4 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share Award” means any Award granted pursuant to Section 7.3 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Option Holder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Option Holder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Option Holder) control the management of assets, and any other entity in which these persons (or the Option Holder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this Sykes Enterprises, Incorporated 2019 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Prior Plan” means the Sykes Enterprises, Incorporated 2011 Equity Incentive Plan (as amended).

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Retirement” means that an Employee voluntarily resigns his or her employment with the Company after the sum of his or her age and years of service (as determined for vesting purposes under the Company’s 401(k) retirement plan) is equal to or greater than eighty (80). For purposes of the foregoing calculation, the Participant’s age and years of service shall be calculated based upon the whole number of age and years of service attained at the time of his or her resignation.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation

Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award” has the meaning set forth in Section 4.6.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3.	Administration.

3.1.

Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

a)	to construe and interpret the Plan and apply its provisions;

b)	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

c)	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

d)	to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

e)	to determine when Awards are to be granted under the Plan and the applicable Grant Date;

f)	from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

g)	to determine the number of shares of Common Stock to be made subject to each Award;

h)	to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

i)

to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

j)

to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

k)

to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting (provided, however, that Awards may not be accelerated except in the case of Retirement, death or Disability), or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

l)

to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

m)	to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

n)

to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

o)	except as otherwise provided in this Plan, to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing (or permits a cash buyout of underwater Options or SARs), shareholder approval shall be required before such action is effective.

3.2.

Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3.

Delegation. The Committee or the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may at any time re-vest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4.

Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5.

Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.6.

Awards to Participants Outside of the United States. In order to facilitate the granting of Awards to Participants who are foreign nationals or who reside or work outside of the United States of America, the Committee (or its delegate) may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee (or its delegate) may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Awards may include a requirement that the Participant receive cash, in such amount as the Committee (or its delegate) may determine in its sole discretion, in lieu of any Award or share of Common Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Committee (or its delegate) may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Section 3.6 without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

4.	Shares Subject to the Plan.

4.1.

Subject to adjustment in accordance with Section 11, no more than 4,000,000 shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the Prior Plan that expires, terminates or is canceled or forfeited under the terms of the Prior Plan shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2.	Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3.	Subject to adjustment in accordance with Section 11, no more than 4,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the ”ISO Limit”).

4.4.

The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Director, together with any cash fees paid to such Director during the Fiscal Year, shall not exceed a total value of $500,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5.

Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.6.

Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (”Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5.	Eligibility.

5.1.	Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

5.2.

Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.

Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1.

Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2.

Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3.

Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4.

Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5.

Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Option Holder only by the Option Holder. Notwithstanding the foregoing, the Option Holder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Option Holder, shall thereafter be entitled to exercise the Option.

6.6.

Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Option Holder only by the Option Holder. Notwithstanding the foregoing, the Option Holder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Option Holder, shall thereafter be entitled to exercise the Option.

6.7.

Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary, but no Option may be exercised for a fraction of a share of Common Stock.

6.8.

Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Option Holder’s Continuous Service terminates (other than upon the Option Holder’s death or Disability), the Option Holder may exercise his or her Option (to the extent that the Option Holder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Option Holder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Option Holder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9.

Extension of Termination Date. An Option Holder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Option Holder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10.

Disability of Option Holder. Unless otherwise provided in an Award Agreement, in the event that an Option Holder’s Continuous Service terminates as a result of the Option Holder’s Disability, the Option Holder may exercise his or her Option (to the extent that the Option Holder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of

(a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Option Holder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11.

Death of Option Holder. Unless otherwise provided in an Award Agreement, in the event an Option Holder’s Continuous Service terminates as a result of the Option Holder’s death, then the Option may be exercised (to the extent the Option Holder was entitled to exercise such Option as of the date of death) by the Option Holder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Option Holder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Option Holder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12.

Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option Holder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.	Provisions of Awards Other Than Options.

7.1.	Stock Appreciation Rights.

a)	General

Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (”Free Standing Rights”) or in tandem with an Option granted under the Plan (”Related Rights”).

b)	Grant Requirements

Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

c)	Term of Stock Appreciation Rights

The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

d)	Vesting of Stock Appreciation Rights

Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary but no Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.

e)	Exercise and Payment

Upon exercise of a Stock Appreciation Right, the Holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

f)	Exercise Price

The exercise price of a Free-Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

g)	Reduction in the Underlying Option Shares

Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.2.	Restricted Awards.

a)	General

A Restricted Award is an Award of actual shares of Common Stock (”Restricted Stock”) or hypothetical Common Stock units (”Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

b)	Restricted Stock and Restricted Stock Units

(i) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock.

(ii) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (”Dividend Equivalents”).

c)	Restrictions

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

d)	Restricted Period

With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

e)	Delivery of Restricted Stock and Settlement of Restricted Stock Units

Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share), and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit (”Vested Unit”), and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that~~,~~ if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, with respect to each Vested Unit.

f)	Stock Restrictions

Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3.	Performance Share Awards.

a)	Grant of Performance Share Awards

Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

b)	Earning Performance Share Awards

The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

7.4.

Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

8.

Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.	Miscellaneous.

10.1.

Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest, subject to the limitations set forth in this Plan (including, but not limited to, Section 3.1(k).

10.2.

Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the Holder of, or to have any of the rights of a Holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3.

No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4.

Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5.

Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any other compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11.

Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.	Effect of Change in Control.

Except as may otherwise be provided in any Award Agreement and subject to compliance with the applicable requirements of Section 409A of the Code, in the event of a Change in Control:

12.1

If a successor corporation or other entity following a Change in Control agrees to assume any outstanding Awards at the time of the Change in Control, or to substitute substantially equivalent awards, then such outstanding Awards shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable award agreements;

12.2

If outstanding Awards are not assumed pursuant to Section 12.1 above, then all Awards based on the passage of time shall be accelerated, and all Awards based on attainment of Performance Goals shall be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.	Amendment of the Plan and Awards.

13.1.

Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2.	Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

13.3.

Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4.

No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5.

Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.	General Provisions.

14.1.

Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates. In addition, in the event that the Committee unanimously determines that a Participant has committed misfeasance or malfeasance in connection with Participant’s employment with the Company, the Committee, by unanimous vote, may reduce, cancel, or provide for the forfeiture or recoupment of any Award made to the Participant.

If any Award becomes payable (or any restrictions relating to such Award lapse) while a Participant is under investigation for any event that would constitute Cause or could otherwise result in forfeiture of an Award, payment of such Award shall be delayed pending the outcome of such investigation. If such investigation is pending on the latest date upon which such Award may be paid (or such restrictions may lapse) in order for payment of the Award to remain qualified as a short-term deferral under Treasury Regulation Section 1.409A-1(b)(4) or would otherwise not result in a violation of Code Section 409A, the Award may be paid on that date only if the Participant executes an agreement with the Company under which he or she agrees to repay or forfeit the Award if the investigation results in the Participant being found to have committed an act that constitutes Cause or would result in forfeiture of the Award. If the Participant fails to execute such an agreement, the Award shall be forfeited.

14.2.

Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with the Company’s Incentive Compensation Clawback Policy or any similar Company policies that may be adopted and/or modified from time to time (each, a ”Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Laws or stock exchange listing requirements).

14.3.

Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4.

Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5.

Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.6.

Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.7.

No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.8.

Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

14.9.

Section 409A. It is the intention of the Company that the Awards issued under the Plan will be exempt from, or will comply with the requirements of, Section 409A of the Code, and the Plan and the terms and conditions of all Awards shall be interpreted, construed and administered consistent with such intent. Although the Company intends to administer the Plan and the Awards in compliance with Section 409A of the Code or an exemption thereto, the Company does not warrant that the terms of any Award or the Company’s administration thereof will be exempt from, or will comply with the requirements of, Section 409A of the Code. The Company shall not be liable to any Participant or any other person for any tax, interest, or penalties that the person may incur as a result of an Award or the Company’s administration thereof not satisfying any of the requirements of Section 409A of the Code.

14.10.

Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.11.

Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.12.

Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.13.	Expenses. The costs of administering the Plan shall be paid by the Company.

14.14.

Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.15.	Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.16.

Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

14.17.

Dividends and Dividend Equivalents. With respect to all awards granted under the Plan, no dividends or dividend equivalents shall be paid until all vesting restrictions have been satisfied. Prior to the satisfaction of all vesting restrictions, any cash or stock dividends with respect to an award shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash or stock dividends so withheld by the Company and attributable to any particular award shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, only upon the release of restrictions on such award. If such award is forfeited, the Participant shall have no right to such dividends.

15.

Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board. Upon the Plan’s becoming effective, the Prior Plan shall become null and void (except to the extent it continues to govern awards granted under the Prior Plan), and no further shares may be granted pursuant to such plan.

16.

Termination or Suspension of the Plan. The Plan shall terminate automatically on March 11, 2029. No Award shall be granted pursuant to the Plan after such date but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17.	Choice of Law. The law of the State of Florida shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of Sykes Enterprises, Incorporated on March 12, 2019.

As approved by the shareholders of Sykes Enterprises, Incorporated on [DATE].

SYKES ENTERPRISES, INCORPORATED 400 N. ASHLEY DRIVE, SUITE 2800 TAMPA, FL 33602 ATTN: SUBHAASH KUMAR	VOTE BY INTERNET - www.proxyvote.com
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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E46790-P04417	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYKES ENTERPRISES, INCORPORATED
The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
1.	Election of three Class II Directors				3. To approve the 2019 Equity Incentive Plan	☐	☐	☐
	Class II Directors	For	Against	Abstain
	1a) Carlos E. Evans	☐	☐	☐		For	Against	Abstain
	1b) W. Mark Watson 1c) Mark C. Bozek	☐ ☐	☐ ☐	☐ ☐

4.   To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company

5.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before this Meeting or any adjournments or postponements thereof

						☐	☐	☐
2.	Non-binding advisory vote to approve executive compensation	☐	☐	☐

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.

For address and/or name changes, please check this box and write them on the back where indicated.				☐
I plan to attend the Meeting.		☐	☐
		Yes	No

Please sign Proxy exactly as your name appears on the stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give your full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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E46791-P04417

SYKES ENTERPRISES, INCORPORATED Annual Meeting of Shareholders, May 20, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Sykes Enterprises, Incorporated (the “Company”) hereby appoints each of Charles E. Sykes, John Chapman and James T. Holder, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Rivergate Tower, 400 N. Ashley Drive, Suite 320, 3rd Floor, Conference Room A, Tampa, FL 33602, on Monday, May 20, 2019, at 8:00 a.m., Eastern Daylight Saving Time, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, AND “FOR” PROPOSALS 2, 3 AND 4.

Address/Name Changes:

(If you noted any Address/Name Changes above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side